UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )

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Filed by a Party other than the Registrant ☐

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☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12

Kimball International, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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KIMBALL INTERNATIONAL, INC.
1600 Royal Street
Jasper, Indiana 47549
(812) 482-1600

NOTICE OF ANNUAL MEETING OF SHARE OWNERS
to be held October 19, 2010

To the Share Owners of Kimball International, Inc.:

The annual meeting of the Share Owners of KIMBALL INTERNATIONAL, INC., an Indiana corporation (the “Company”), will be held at the principal offices of the Company, 1600 Royal Street, Jasper, Indiana on Tuesday, October 19, 2010, at 9:30 A.M., Eastern Daylight Time (EDT), for the following purposes:

1. To elect seven Directors of your Company.

2. To ratify the appointment of the Company’s independent registered public accounting firm for fiscal year 2011.

3. To approve the Kimball International, Inc. 2010 Profit Sharing Incentive Bonus Plan.

4. To consider and transact such other business as may properly come before the meeting or any adjournments thereof.

The Board of Directors has fixed the close of business on August 16, 2010, for determining our Share Owners entitled to notice of and to vote at the meeting and any adjournments thereof. Only Share Owners of record at the close of business on that date will be entitled to vote. Voters of the shares of the Company’s Class A Common Stock are entitled to elect six Directors, consider and vote upon the ratification of the Company’s independent registered public accounting firm, approve the 2010 Profit Sharing Incentive Bonus Plan, and vote upon all other matters properly presented at the meeting. Voters of the shares of the Company’s Class B Common Stock are entitled to elect one Director but are not otherwise entitled to vote.

In accordance with the e-proxy rules adopted by the Securities and Exchange Commission that permit companies to furnish proxy materials to their Share Owners primarily via the Internet, on or about September 8, 2010, the Company mailed many of its Share Owners a Notice of Internet Availability of Proxy Materials (the “Notice”). On or about the same date, the Company mailed a printed copy of its 2010 Annual Report to Share Owners, proxy statement and a proxy card to its other Share Owners. On the mailing date of the Notice, all Share Owners of record and street name holders will have the ability to access all of the Company’s proxy materials, including the 2010 Annual Report to Share Owners and the proxy statement, via the Internet at www.proxyvote.com.

If you have received a printed set of proxy materials, a proxy, being solicited on behalf of the Board of Directors, has been enclosed along with a return envelope, which requires no postage if mailed in the United States. If you own shares of both Class A Common Stock and Class B Common Stock, you will receive one Notice, or if you have received a printed set of proxy materials, you will receive Class A and Class B proxy cards in a consolidated mailing.

By Order of the Board of Directors

  John H. Kahle, Secretary

September 8, 2010

YOUR VOTE IS IMPORTANT!

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE VOTE
PROMPTLY BY TELEPHONE OR THE INTERNET BY FOLLOWING THE
INSTRUCTIONS ON THE NOTICE OR THE PROXY CARD, OR IF YOU
RECEIVED A PRINTED SET OF PROXY MATERIALS, YOU MAY VOTE
BY SIGNING, DATING AND MAILING THE ACCOMPANYING PROXY CARD.
THE PROXY IS REVOCABLE AND WILL NOT AFFECT YOUR RIGHT TO
VOTE IF YOU ATTEND THE MEETING IN PERSON.

PLEASE NOTE THAT IF YOU DECIDE TO ATTEND IN PERSON, YOU WILL BE ADMITTED ONLY ON THE FOLLOWING CONDITIONS:

A. PRESENTATION OF A PHOTO IDENTIFICATION, AND

B. YOUR NAME MUST BE ON OUR SHARE OWNER LIST OR A RECENT BROKERAGE STATEMENT SHOWING SHARE OWNERSHIP AS OF AUGUST 16, 2010, MUST BE PRESENTED.

DIRECTIONS TO THE ANNUAL MEETING OF SHARE OWNERS:

From Evansville, Indiana (via I-64 East):
Take exit 57 (US-231).
Go North on US-231 approximately 15 miles.
Turn right onto 15th Street.
Turn left onto Royal Street to arrive at the 1600 Royal Street Corporate Headquarters.

From Louisville, Kentucky (via I-64 West):
Take exit 63 (Highway 162).
Go North on Highway 162 approximately 12 miles.
At the intersection of Highway 162 and 3rd Avenue, proceed North on 3rd Avenue for 3 miles.
3rd Avenue becomes 3rd Street. Continue for 2 blocks.
Turn right onto Newton Street, which becomes US-231 Northbound.
Turn right onto 15th Street.
Turn left onto Royal Street to arrive at the 1600 Royal Street Corporate Headquarters.

From Indianapolis, Indiana (via Hwy 37 South):
Take Highway 37 South to Bedford.
In Bedford take US Highway 50 West to Loogootee approximately 30 miles.
In Loogootee take US 231 South to Jasper approximately 20 miles.
US 231 in Jasper is also called Newton Street.
Going Southbound on Newton Street, turn left onto 15th Street.
Turn left onto Royal Street to arrive at the 1600 Royal Street Corporate Headquarters.

KIMBALL INTERNATIONAL, INC.
1600 Royal Street,
Jasper, Indiana 47549
(812) 482-1600

ANNUAL MEETING OF SHARE OWNERS
October 19, 2010

PROXY STATEMENT

This Proxy Statement and the accompanying proxy are being provided to the Share Owners of KIMBALL INTERNATIONAL, INC. (“we,” “us,” “our” or the “Company”) on or about September 8, 2010, and are furnished in connection with the Board of Directors’ solicitation of proxies to be used at the Annual Meeting of Share Owners to be held October 19, 2010, at the time and place and for the purpose of considering and acting upon the matters specified in the Notice of Annual Meeting of Share Owners accompanying this Proxy Statement.

This year, we are again pleased to be furnishing our proxy materials to our Share Owners via the Internet under the e-proxy rules adopted by the Securities and Exchange Commission (“SEC”). As a result, on or about September 8, 2010, we mailed to many of our Share Owners a Notice of Internet Availability of Proxy Materials (the “Notice”) instead of a paper copy of this Proxy Statement and our 2010 Annual Report. The Notice contains instructions on how to access those documents and vote online. The Notice also contains instructions on how each of those Share Owners can request and receive a paper copy of our proxy materials, including this Proxy Statement, our 2010 Annual Report and a proxy card. All Share Owners who do not receive a Notice will receive a paper copy of the proxy materials by mail unless they have previously requested delivery of proxy materials electronically. Using this distribution process conserves natural resources and reduces the costs of printing and distributing these proxy materials.

This Proxy Statement, the form of the proxy card and voting instructions are being made available to Share Owners on or about September 8, 2010, at www.proxyvote.com. Our 2010 Annual Report is being made available at the same time and by the same method. The 2010 Annual Report is not to be considered as part of the proxy solicitation materials or as having been incorporated by reference.

The SEC’s rules permit us to deliver a single Notice or set of proxy materials to one address shared by two or more of our Share Owners. This delivery method is referred to as “householding” and can result in significant cost savings. To take advantage of this opportunity, we have delivered only one Notice or set of proxy materials to multiple Share Owners who share an address, unless we received contrary instructions from the impacted Share Owners prior to the mailing date. We agree to deliver promptly, upon written or oral request, a separate copy of the Notice or proxy materials, as requested, to any Share Owners at the shared address to which a single copy of those documents was delivered. If you prefer to receive separate copies of the Notice or proxy materials, contact Broadridge Financial Solutions, Inc. at 800-542-1061 or in writing at Broadridge Financial Solutions, Inc., Householding Department, 51 Mercedes Way, Edgewood, New York 11717. If you are currently a Share Owner sharing an address with another Share Owner and wish to receive only one copy of future Notices or proxy materials for your household, please contact Broadridge at the above phone number or address.

Any of our Share Owners who properly deliver a proxy may revoke their proxy at any time prior to the voting thereof by either filing a written revocation with the Secretary of the Company, submitting another properly delivered proxy by telephone, via the Internet or by mail with a later date, requesting the return of the proxy from the Secretary prior to the vote, or attending the meeting and voting in person, although attendance at the meeting will not by itself revoke a previously granted proxy.

The entire cost of soliciting proxies will be borne by your Company. In addition to the use of the mails, proxies may be solicited by personal interview, telephone, and electronic mail by Directors, Officers, and employees of your Company without extra compensation. Your Company will also reimburse brokerage houses, custodians, nominees, and fiduciaries for actual expenses incurred in forwarding proxy material to beneficial owners.

Our 2010 Annual Report to our Share Owners, which includes our Annual Report on Form 10-K as filed with the SEC for the fiscal year ended June 30, 2010, accompanies this Proxy Statement.

VOTING INFORMATION

Only Share Owners of record at the close of business on August 16, 2010, will be entitled to vote at the Annual Meeting. On that date, there were outstanding 10,610,882 shares of Class A Common Stock and 27,100,483 shares of Class B Common Stock. Each share of Class A Common Stock is entitled to one vote with respect to the election of six Directors, the ratification of the Company’s independent registered public accounting firm, the approval of the 2010 Profit Sharing Incentive Bonus Plan, and any other matters submitted to a vote at the meeting. Each share of Class B Common Stock is entitled to one vote with respect to the election of one Director but otherwise is not entitled to vote.

The presence of a quorum requires that a majority of outstanding shares of each class of Common Stock be present at the meeting by proxy or in person. Withholding authority, abstentions and “broker non-votes” will be counted as present for purposes of determining the presence or absence of a quorum for the transaction of business.

Recent changes in regulations were made to take away the ability of banks or brokers to vote uninstructed shares in the election of Directors on a discretionary basis. Thus, if you hold your shares in street name and you do not instruct your bank or broker how to vote in the election of Directors (Proposal 1 in this Proxy Statement), no votes will be cast on your behalf. Banks and brokers will not have discretion to vote uninstructed shares on the proposal to approve the Kimball International, Inc. 2010 Profit Sharing Incentive Bonus Plan (Proposal 3 in this Proxy Statement). Your bank or broker will, however, continue to have discretion to vote any uninstructed shares on the ratification of the appointment of the Company’s independent registered public accounting firm (Proposal 2 in this Proxy Statement). If you are a Share Owner of record and you do not cast your vote, no votes will be cast on your behalf on any of the items of business at the Annual Meeting.

With a quorum present at the meeting, Directors will be elected by the plurality of the votes cast by the shares entitled to vote in the election at the meeting (i.e., the nominees receiving the highest number of votes cast in each category will be elected). The election of Directors will not be affected if you choose to not vote your shares or if you withhold authority to vote your shares. The appointment of the Company’s independent registered public accounting firm will be ratified and approved if more shares of Class A Common Stock are voted “FOR” the proposal than “AGAINST”. Neither abstentions nor broker non-votes will affect the outcome of this proposal. The 2010 Profit Sharing Incentive Bonus Plan is subject to the approval requirements of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”), which requires the affirmative vote of a majority of the votes cast. In other words, approval of the 2010 Profit Sharing Incentive Bonus Plan will be determined where the number of shares voted “FOR” the Plan exceeds the number of shares voted “AGAINST” or “ABSTAIN”. Abstentions on a specific proposal will be considered as present, but not as voting in favor of such proposal. Abstentions will have the same effect as a vote against the approval of the 2010 Profit Sharing Incentive Bonus Plan. Broker non-votes will not affect the determination of whether the 2010 Profit Sharing Incentive Bonus Plan will be approved.

If you are a registered Share Owner, you can simplify your voting and save your Company expense by voting via telephone or the Internet. Instructions explaining how to vote by telephone or Internet are provided on the Notice and the proxy card. These documents include a control number to verify a Share Owner’s identity, allowing the Share Owner to access online proxy materials, vote the shares and confirm that the voting instructions have been recorded properly. If you vote via telephone or the Internet, please do not return a signed proxy card. If your shares are held in the name of a bank or broker, you may be able to vote via telephone or the Internet by following the instructions on the Notice or proxy form you receive from your bank or broker.

All properly delivered proxies will be voted. In the absence of contrary direction, the proxies will be voted “FOR” the election of each of the named nominees to the Board of Directors, “FOR” the ratification of the appointment of the Company’s independent registered public accounting firm, and “FOR” the approval of the 2010 Profit Sharing Incentive Bonus Plan. Shares held by participants in the Company’s retirement plan will be voted in accordance with the participant’s direction in his or her proxy unless such proxy is not timely received, in which case the trustee of the retirement plan will vote the shares in the same proportion as the shares for which the trustee received timely participant direction.

The Board of Directors knows of no other matters that may come up for action at the meeting. However, if any other matter properly comes before the meeting, the persons named in the proxy form will vote in accordance with their judgment on such matter using the discretionary authority granted in the proxy form.

SHARE OWNER PROPOSALS

Proposals which are desired to be presented at the 2011 Annual Meeting by Share Owners and included in the Company’s Proxy Statement for that meeting must be received by the Company at its principal executive offices, 1600 Royal Street, Jasper, Indiana 47549, no later than May 11, 2011. Such proposals, however, must meet certain requirements under the regulations of the SEC to be included in the Company’s Proxy Statement. A Share Owner wishing to bring a proposal before the 2011 Annual Meeting of Share Owners (but not include the proposal in the Company’s Proxy Statement), must cause written notice of the proposal to be received by the Secretary of the Company at its principal executive office no earlier than July 1, 2011, and no later than July 21, 2011. The written notice must also meet additional requirements as stated in the Company’s By-Laws, a copy of which is available upon written request directed to the Secretary of the Company.

SHARE OWNER COMMUNICATIONS WITH THE BOARD OF DIRECTORS

Share Owners may communicate with a member of the Board of Directors by sending comments in care of the Secretary of the Company at 1600 Royal Street, Jasper, Indiana 47549. The Secretary has the discretion to forward the correspondence to the Director, or if circumstances dictate, to other departments within the Company to which such communication is more appropriately addressed. A log of correspondence received and copies of the correspondence are available to any Director who wishes to review them.

SHARE OWNERSHIP INFORMATION

Under the regulations of the SEC, persons who have power to vote or invest in or dispose of shares of the Company, either alone or jointly with others, are deemed to be beneficial holders of such shares. Because the voting or investment power of certain shares listed in the following table is shared, the same securities in certain cases are listed opposite more than one name in the table. The total number of shares of the Company listed in the table for all executive officers and Directors as a group, after elimination of such duplication, is 3,086,311 shares of Class A Common Stock (29.1% of the outstanding) and 1,694,574 shares of Class B Common Stock (6.1% of the outstanding), as of the date noted below.

Set forth in the following table are the beneficial holdings, as of August 5, 2010, of the Company’s Class A Common Stock and Class B Common Stock on the basis described above for: (i) each person, known to your Company who may be deemed to beneficially own more than 5% of either class of your Company’s outstanding shares; (ii) each Director; (iii) each “Named Executive Officer” (NEO) as listed in the Summary Compensation Table appearing later in this Proxy Statement; (iv) each Director Emeritus and (v) all Directors and executive officers as a group:

		Shares Beneficially Owned(a)(b)
		Sole Voting	Shared
		and	Voting and
		Investment	Investment	Percent
Name		Power	Power	of Class

Holders of more than 5% of the Outstanding Shares of Either Class
Douglas A. Habig	Class A	1,063,621 (c)	662,874	16.4%
1600 Royal Street	Class B	352,062 (c)	100,390	1.7%
Jasper, Indiana 47549
John B. Habig	Class A	732,709	655,058	13.2%
1500 Main Street	Class B	385,431	72,756	1.7%
Jasper, Indiana 47546

		Shares Beneficially Owned(a)(b)
		Sole Voting		Shared
		and		Voting and
		Investment		Investment	Percent
Name		Power		Power	of Class

Barbara J. Habig	Class A	965,212		None	9.2%
4949 Lampkins Ridge Road	Class B	90,922		None	(d	)
Bloomington, Indiana 47401
James C. Thyen	Class A	586,232	(c)	103,952	6.5%
1600 Royal Street	Class B	258,424	(c)	137,003	1.5%
Jasper, Indiana 47549
Dimensional Fund Advisors, LP(e)	Class A	None		None	None
Palisades West, Building One	Class B	2,226,778		None	8.2%
6300 Bee Cave Road
Austin, Texas 78746
Donald Smith & Co., Inc.(f)	Class A	None		None	None
152 West 57th Street	Class B	1,362,268		None	5.0%
New York, NY 10019
Directors (not listed above), Directors Emeriti, and Named Executive Officers:
Ronald J. Thyen	Class A	261,918		96,136	3.4%
	Class B	171,388		109,369	1.0%
John T. Thyen	Class A	317,554		96,136	3.9%
	Class B	25,695		109,369	(d	)
Dr. Jack R. Wentworth	Class A	None		None	None
	Class B	16,116		None	(d	)
Christine M. Vujovich	Class A	None		None	None
	Class B	15,034		None	(d	)
Harry W. Bowman	Class A	None		None	None
	Class B	17,547		None	(d	)
Geoffrey L. Stringer	Class A	None		None	None
	Class B	35,137		None	(d	)
Thomas J. Tischhauser	Class A	None		None	None
	Class B	15,492		None	(d	)
P. Daniel Miller(g)	Class A	3,320		None	(d	)
	Class B	147,704		None	(d	)
Donald D. Charron	Class A	42,364	(c)	None	(d	)
	Class B	95,611	(c)	None	(d	)
Robert F. Schneider	Class A	4,916	(c)	None	(d	)
	Class B	113,346	(c)	None	(d	)
John H. Kahle	Class A	4,916	(c)	7,816	(d	)
	Class B	87,183	(c)	27,634	(d	)
Gary W. Schwartz	Class A	4,916	(c)	None	(d	)
	Class B	90,545	(c)	None	(d	)
All executive officers, Directors,	Class A	2,327,301	(c)	759,010	29.1%
and Directors Emeriti as a Group (17 persons)	Class B	1,484,815	(c)	209,759	6.1%

(a)	Based upon information obtained from the executive officers, Directors, and beneficial owners (according to the definition of “beneficial ownership” under the regulations of the SEC). Class A Common Stock is convertible at the option of the holder to Class B Common Stock on a share-for-share basis. Amounts are reported and percentages are calculated on an unconverted basis. On August 5, 2010, there were outstanding 10,532,116 shares of Class A Common Stock and 27,086,343 shares of Class B Common Stock.

(b)	The “Sole Voting and Investment Power” column includes shares owned by the spouse and children living in the household of the individuals listed. The “Shared Voting and Investment Power” column includes shares held by limited partnerships, foundations, and trusts over which listed individuals have shared voting and investment power. Beneficial ownership is disclaimed as to such shares and as to all other shares over which the named person does not have full beneficial rights.

(c)	Class A shares include performance shares which are receivable as of August 5, 2010 and Class B shares include shares of Common Stock receivable by Directors and executive officers upon exercise of stock options which are exercisable within sixty days after August 5, 2010, respectively, as follows: Douglas A. Habig — 4,152 Class A shares and 181,000 Class B shares; James C. Thyen — 31,544 Class A shares and 142,500 Class B shares; Donald D. Charron — 7,981 Class A shares and 30,000 Class B shares; Robert F. Schneider — 4,916 Class A shares and 30,000 Class B shares; John H. Kahle — 4,916 Class A Shares and 30,000 Class B shares; Gary W. Schwartz — 4,916 Class A shares and 30,000 Class B shares; and all executive officers, Directors, and Director Emeriti, as a group — 65,991 Class A shares and 469,250 Class B shares. The percentage of Class A shares owned by each person, or group, is determined by including in the number of Class A shares outstanding, those performance shares issuable to such person or group as of August 5, 2010, and the percentage of Class B shares owned by each person, or group, is determined by including in the number of Class B shares outstanding, those Class B shares issuable to such person or group, assuming the exercise of stock options which are exercisable within sixty days after August 5, 2010.

(d)	Totals are under one percent of the outstanding class of stock.

(e)	This information is derived from the Schedule 13G/A filed by such Share Owner with the SEC on February 8, 2010, indicating beneficial ownership as of December 31, 2009, as updated by the Schedule 13F filed by such Share Owner with the SEC on May 7, 2010, indicating beneficial ownership as of March 31, 2010. The Share Owner is an investment adviser.

(f)	This information is derived from the Schedule 13G filed by such Share Owner with the SEC on February 11, 2010, indicating beneficial ownership as of December 31, 2009, as updated by the Schedule 13F filed by such Share Owner with the SEC on May 13, 2010, indicating beneficial ownership as of March 31, 2010. The Share Owner is an investment adviser.

(g)	The number of shares owned by Mr. Miller is as of his last Form 4 filing on March 5, 2010. He is no longer employed by the Company.

ELECTION OF DIRECTORS

At the Annual Meeting, seven Directors, constituting the full Board of Directors (“the Board”), are to be elected to hold office until the next Annual Meeting of our Share Owners or until their successors are duly elected and qualified. Holders of shares of the Company’s Class A Common Stock are entitled to elect six Directors, and holders of shares of the Company’s Class B Common Stock are entitled to elect one Director. Each nominee is currently serving as a Director of the Company. Each nominee has consented to continue to serve as a Director. If for any reason any such nominee shall become unable or unwilling to serve, the proxies will be voted to fill any vacancy so arising in accordance with the discretionary authority of the persons named in the accompanying proxy. The Board has no reason to believe that any such nominee will be unable to serve.

Director Qualifications

The rapidly changing business conditions and markets, in which the Company operates, require a high-performance and committed Board. It is necessary that individual Board members possess a broad variety of experience, qualifications, attributes, and skills. These include personal integrity, commitment to the Company’s Vision and Guiding Principles, practical judgment, broad complementary education, experience and expertise in various areas such as sales and marketing, international operations, finance and accounting, education, government, manufacturing, compensation systems, human resources, environmental regulation, financial markets, and leadership. Unique individual qualifications and skills of our nominees that led our Board to the conclusion that each should serve as a Director are further described below. The nominees are:

Nominees for Election As Directors
By Holders of Class A Common Stock

		Director
Name	Information(a)	Since

Douglas A. Habig	Chairman of the Board of your Company; age 63; Mr. Habig’s tenure and experience as a long-serving Board member, Executive and former Chief Executive Officer give him unique insight into the culture and operations of the Company.	1973
James C. Thyen(b)	President and Chief Executive Officer of your Company; also Director of FM Global; age 66; Mr. Thyen’s tenure and experience with the Company as a Board member, Executive and former Chief Financial Officer provide a wealth of knowledge regarding the markets, finances, operations, and strategic direction of the Company.	1982
Christine M. Vujovich	Retired; Former Vice President, Marketing and Environmental Policy, Cummins, Inc.; age 58; Ms. Vujovich’s experience with operations in a major manufacturing company provides valuable knowledge of manufacturing systems and governmental regulation.	1994
Harry W. Bowman	Retired; Former President and Chief Executive Officer of The Stiffel Company; age 67; Mr. Bowman’s experience as the Chief Executive Officer of smaller, private manufacturing companies, as well as operating oversight of operations for a major appliance manufacturer, provides the Board with perspective on operations, marketing, and financial management.	2000

		Director
Name	Information(a)	Since

Geoffrey L. Stringer	Retired; Former Executive Vice President, Bank One Corporation and Chief Executive Officer, Bank One Capital Corporation; age 67; Mr. Stringer’s lifelong career experience as a banker provides a significant breadth and depth of experience in general economics, capital markets, and financing.	2003
Thomas J. Tischhauser	Executive Consultant, Leadership Development; Former Corporate Vice President, Continental Automotive and Motorola, Inc.; age 52; Mr. Tischhauser’s broad experience in the electronics and consulting industries provides unique insight into the electronics markets from a global perspective.	2008

Nominee for Election As Director
By Holders of Class B Common Stock

		Director
Name	Information(a)	Since

Dr. Jack R. Wentworth	Retired; Arthur M. Weimer Professor Emeritus of Business Administration, Indiana University; former Dean of the Kelley School of Business, Indiana University; age 82; Dr. Wentworth’s career in academia and tenure on the Board provides a wealth of knowledge in business administration, organizational theory and company culture to the Board’s deliberations.	1984

(a)	Includes information each Director has given us about his or her age, positions held, principal occupation, and business experience for the past five years, and the names of other publicly-held companies of which he or she currently serves (or during the past five years has served) as a Director.

(b)	Ronald J. Thyen and John T. Thyen, Director Emeriti, and James C. Thyen are brothers. John T. Thyen and Ronald J. Thyen assist the Board in its deliberations as non-compensated, non-voting Director Emeriti.

The Board of Directors recommends a vote “FOR” the election of each of the Director nominees.

INFORMATION CONCERNING THE BOARD OF DIRECTORS AND COMMITTEES

The Board consists of a majority of “independent directors,” as defined by the listing standards of The NASDAQ Stock Market LLC (“Nasdaq”) and the Board has determined that such independent directors have no relationship with the Company that would interfere with the exercise of their independent judgment in carrying out the responsibilities of a Director. The independent directors nominated for election are Ms. Vujovich and Messrs. Bowman, Stringer, Tischhauser, and Wentworth. The independent directors meet in regularly scheduled executive sessions.

In determining Mr. Stringer’s independence, the Board considered that Mr. Stringer is a small holder (0.6%) of the common stock of XStream Systems (XStream), a former customer of Kimball Electronics. Mr. Stringer also holds options to purchase some shares of common stock of XStream. The Company currently holds a $2.6 million unpaid judgment against XStream for collection of debts payable to the Company which were past due. Mr. Stringer is also a 50% holder of a company (Catalyst Capital Investments, LLC) that provided consulting services to XStream, but that consulting arrangement was terminated on July 19, 2009.

During fiscal year 2010, the Board met four times and each Director then in office attended in excess of 75% of the aggregate of the total number of meetings of the Board and the total number of meetings held by all Committees of the Board on which such Director served during his or her tenure. The Company expects its Directors to attend all Board meetings, as well as the Annual Meeting of Share Owners. All Directors attended the last Annual Meeting of Share Owners held on October 20, 2009. Your Board currently has three standing committees: the Audit Committee, the Strategic Planning Committee, and the Compensation and Governance Committee.

The Audit Committee consists of three members of the Board: Harry W. Bowman (Chairperson), Geoffrey L. Stringer and Thomas J. Tischhauser. The Audit Committee met eight times during fiscal year 2010. The Audit Committee operates under, and has the responsibilities set forth in, a written charter, which has been approved by the Board and is reviewed and reassessed annually or as circumstances dictate by the Audit Committee. The Audit Committee modifies the written charter, as necessary, to comply with all regulatory requirements as or before they become effective. A copy of the Audit Committee Charter is available on the Company’s website at www.ir.kimball.com. The Board has determined that Mr. Bowman is an “Audit Committee financial expert” as defined by the rules of the SEC. None of the Audit Committee members, including the Audit Committee financial expert, are salaried employees of the Company and, in the opinion of the Board, all meet the Nasdaq and SEC requirements with respect to independence and accounting experience.

The current members of the Strategic Planning Committee are: Douglas A. Habig (Chairperson), James C. Thyen, Christine M. Vujovich, Harry W. Bowman, and Geoffrey L. Stringer. Except for Messrs. Habig and Thyen, each of the members of the Strategic Planning Committee is “independent” as such term is defined in the listing standards of Nasdaq and by SEC rules. The responsibilities of the committee are the timely and thorough review and evaluation of various strategies of the Company as may be presented from time to time, with the goal of making appropriate recommendations regarding such strategies to the full Board for consideration and/or adoption by the Board as it determines to be in the best interests of the Company’s Share Owners. The Strategic Planning Committee did not meet during fiscal year 2010 because all major strategic matters were considered by the full Board during fiscal year 2010.

The current members of the Compensation and Governance Committee are: Christine M. Vujovich (Chairperson), Dr. Jack R. Wentworth, and Geoffrey L. Stringer. Each of the members of the Compensation and Governance Committee is “independent” as such term for compensation committee members is defined in the listing standards of Nasdaq, each is a “non-employee Director” as defined in Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and each is an “Outside Director” as defined by the regulations under Section 162(m) of the Internal Revenue Code. The committee’s responsibilities consist of making all determinations with respect to the compensation of the Chairman of the Board and Chief Executive Officer, reviewing and approving the compensation of all other executive officers in consultation with the Chief Executive Officer, approving awards under the 2003 Stock Option and Incentive Plan, reviewing and approving the Company’s contribution to its defined contribution retirement plan, and approving targets, certification of target achievement, and authorization of payments under the Company’s Profit Sharing Incentive Bonus Plan. See “Compensation Discussion and Analysis — Compensation Process — Determining Compensation” for a description of the role of executive officers and compensation consultants in setting compensation for executive officers. The Compensation and Governance Committee’s responsibilities also include advising the Board in matters of corporate governance, identification of individuals qualified to be Board members, Board member evaluations, orientation, and succession planning. The Compensation and Governance Committee met four times during fiscal year 2010. A copy of the Compensation and Governance Committee’s charter is available on the Company’s website at www.ir.kimball.com.

The Compensation and Governance Committee identifies potential nominees for Director based on specified objectives in terms of the composition of the Board, taking into account the need for broad and complementary experience and expertise. Nominees, whether recommended by the Compensation and Governance Committee or a Share Owner, will be evaluated on the basis of established Board member criteria, including, but not limited to: personal integrity, practical judgment, willingness to think independently, diverse experience and expertise, commitment to your Company’s Vision and Guiding Principles, and commitment to devote adequate time to Board duties and to serve over a period of time sufficient to understand the Company’s history, markets and business operations. The Compensation and Governance Committee also considers diversity of gender, race, national origin, education, and professional experience, which would enable a nominee to bring a varied set of skills and backgrounds to bear on the complicated issues which come before the Board.

The Compensation and Governance Committee also will consider candidates recommended by Share Owners. A Share Owner who wishes to recommend a Director candidate for consideration by the Compensation and Governance Committee should send such recommendation to the Secretary of the Company at 1600 Royal Street, Jasper, Indiana 47549, who will forward it to the Compensation and Governance Committee. Any such recommendation should include a description of the candidate’s qualifications for Board service, the candidate’s written consent to be considered for nomination and to serve if nominated and elected, and addresses and telephone numbers for contacting the Share Owner and the candidate for more information. A Share Owner who wishes to nominate an individual as a Director candidate at the Annual Meeting of Share Owners, rather than recommend the individual to the Compensation and Governance Committee as a nominee, must comply with the advance notice requirements mandated by the Company’s By-laws and further explained in this Proxy Statement under “Share Owner Proposals.”

The Board has an active role, as a whole, and also at the committee level, in overseeing management of the Company’s risks. The Board approaches the Company’s risk management process in an intelligent manner based upon the fundamental recognition that risk management in any business enterprise requires an appropriate balance of two distinct aspects of risk:

•	Value Preservation — recognizing and mitigating as much as possible the risk of potential for loss or harm to any element of our business.

•	Value Creation — embracing the risks inherent in any business endeavor in order to reap the rewards of growth and profitability.

The Board has identified distinct risk categories, recognizing there is overlap of risks within each, and assigned oversight responsibilities as follows:

Risk	Oversight

Financial and Operating	Board
Strategic Planning	Board
Reporting and Compliance	Audit Committee
Governance and Independence	Compensation and Governance Committee
Compensation	Compensation and Governance Committee

The Board regularly reviews information regarding the Company’s financial position, operating results, and strategic plans, as well as risks associated with each. While the Audit Committee and the Compensation and Governance Committee are each responsible for evaluating certain risks and overseeing the management of such risks, the entire Board is regularly informed through committee reports about such risks.

The Board currently separates the role of Chairman of the Board from the role of Chief Executive Officer because the Board believes this provides an efficient and effective leadership model for the Company. Separating the Chairman of the Board and Chief Executive Officer roles fosters clear accountability, effective decision-making, and alignment on corporate strategy. Separation of these roles strengthens corporate governance which in turn strengthens risk management and thus leads to better corporate performance. A critical role of the Board is to supervise the Chief Executive Officer. Effective supervision cannot happen if the Board is controlled by the very person it is supposed to supervise. Because of the separation of the Chairman of the Board and Chief Executive Officer positions, the Board has determined it is not necessary, nor would it lead to more effective corporate governance, to appoint a lead Director.

Compensation and Governance Committee Interlocks and Insider Participation

The members of the Compensation and Governance Committee during fiscal year 2010 were Christine M. Vujovich (Chairperson), Dr. Jack R. Wentworth and Geoffrey L. Stringer. None of the Compensation and Governance Committee members have ever been employed as an officer or employee of your Company or any of its subsidiaries, and none of the Compensation and Governance Committee members during fiscal year 2010 were involved in a relationship requiring disclosure as an interlocking executive officer/director or under Item 404 of Regulation S-K.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires that Company Directors, executive officers and greater-than-ten-percent Share Owners file with the SEC and the Company an initial statement of beneficial ownership and certain statements of changes in beneficial ownership of Common Stock of the Company. Based solely on its review of such forms received by the Company and written representation from the Directors and executive officers that no other reports were required, the Company is unaware of any instances of noncompliance or late compliance with such filings during the fiscal year ended June 30, 2010.

REVIEW AND APPROVAL OF TRANSACTIONS WITH RELATED PERSONS

On an annual basis, each Director and executive officer is obligated to complete a Director and Executive Officer Questionnaire which requires disclosure of any transactions with the Company in which the Director or executive officer or any member of his or her immediate family has an interest. In addition, any transactions with related persons or other circumstances that present potential conflicts of interest are to be reported to the Company’s compliance officer either directly or through an anonymous reporting service. When reported, the transactions or other conflicts are reviewed and approved by the Compensation and Governance Committee, if in the best interests of our Share Owners to do so. None of the Audit Committee, the Compensation and Governance Committee, nor the Board has formal written policies regarding its review and approval of these types of transactions.

As approved by the Compensation and Governance Committee, Christopher J. Thyen, son of Ronald J. Thyen, a Director Emeritus, is employed by the Electronics group of the Company as Vice President, Business Development. Kurt A. Vonderheide, son-in-law of James C. Thyen, a Director and President/Chief Executive Officer, is employed by the travel services group of the Company as Director of Corporate Travel & Guest Relations. In such positions, both receive compensation in excess of $120,000. Neither of them serves in a direct reporting relationship to their father and father-in-law, respectively.

COMPENSATION DISCUSSION AND ANALYSIS

Overview

This Compensation Discussion and Analysis is intended to supplement the more detailed information concerning executive compensation that appears in the tables below. Our goal is to provide our current and potential Share Owners and the investing public with a better understanding of your Company’s executive compensation practices and the decisions made concerning the compensation payable to our executive officers, including the persons named in the Summary Compensation Table (our “NEOs”).

The Compensation and Governance Committee (the “Committee”) of our Board plays a key role in designing and administering your Company’s executive compensation program. All principal elements of compensation paid to our executive officers are subject to approval by the Committee. The report of the Committee follows this Compensation Discussion and Analysis.

Compensation Philosophy

Your Company applies a consistent philosophy to compensation for all employees, including management. The goal is to create long-term Share Owner value by:

1. Rewarding Performance.  All parts of compensation are designed to reward executive performance. Base salary is designed to reward annual achievements, demonstrated leadership abilities, and management experience and effectiveness. All other elements of compensation focus on motivating the executive to achieve superior financial results.

2. Aligning with Share Owners’ Interest.  Your Company’s objective is to align the interests of the executives with our Share Owners by strongly linking compensation to Company financial performance. Improved Company performance leads to improved stock prices and increased Share Owner value.

3. Retaining Executive Talent.  Your Company’s objective is to retain our executives by using key elements of compensation that provide substantial opportunity for financial rewards in comparison to other professional opportunities.

Compensation Process

Determining Compensation

The Committee sets the President/Chief Executive Officer’s (“CEO’s”) and Chairman of the Board’s (“Chairman”) compensation and approves the compensation of the other executive officers in consultation with the CEO who directly supervises those executive officers throughout the year. The Committee gives significant consideration to the recommendation of the CEO, but the final compensation decisions affecting our executive officers are within the Committee’s discretion. No other roles are taken by the executive officers in setting their compensation, except for discussion of their individual performance with the CEO.

Judgment is used in making compensation decisions. Flexibility is critical in the assessment process to allow for adjustments due to new business conditions, and to adjust for the evolving business environment. There is no predetermined formula for allocating compensation between cash and non-cash, current and long-term, or fixed and variable elements.

Key considerations affecting the determination of executive compensation include:

1. Responsibilities — the scope and breadth of the duties and level of responsibility undertaken.

2. Leadership — demonstrated ability to lead an organization.

3. Performance — with an emphasis on consistent, sustained performance.

4. Potential — demonstrated capacity to grow into more responsible leadership positions.

5. Execution of Strategy — record of getting things done according to plans.

6. Personal Development — demonstrated willingness to learn and grow professional and leadership skills.

7. Promotion of Company Culture and Values — demonstrated commitment to modeling of Company Mission and Guiding Principles and ethical behavior.

8. Company Results — demonstrated teamwork and support of Company goals and performance.

Neither the Company nor the Committee has any standing or contractual arrangement with any compensation consultant for review or recommendations regarding executive compensation. During fiscal year 2010, the Committee did not use any surveys, benchmark data or peer group comparisons in setting executive compensation. Rather, the Secretary of the Company provided the Committee with information that discussed executive compensation at publicly traded companies generally. This information was used as a reference by the Committee when making compensation decisions.

Components of Compensation

The following summarizes the components of compensation which the Committee reviews on an individual executive and overall basis to achieve our goal of creating long-term Share Owner value.

Annual Cash Compensation

1. Base Salary.  Base salaries for our NEOs are based upon the scope of their responsibilities, their performance, the period over which they have performed those responsibilities, and other subjective factors as noted in the “Compensation Process — Determining Compensation” section of this Compensation Discussion and

Analysis. Decisions regarding salary increases or decreases take into account the executive’s current salary and the amounts paid to the executive’s peers within the Company. Base salaries of the CEO and Chairman are reviewed as appropriate by the Committee, usually in August, and the Committee makes adjustments as it deems necessary. Base salaries of our other executive officers are reviewed as appropriate by the CEO, usually on an annual basis. Adjustments to the base salaries of our other executive officers are recommended by the CEO and approved by the Committee.

2. Cash Incentive Compensation.  Executive officers (except Chairman Douglas A. Habig effective July 1, 2008) and full-time salaried employees, except those covered under commission compensation programs, are eligible to participate in the Kimball International, Inc. Profit Sharing Incentive Bonus Plan (the “Incentive Bonus Plan”) which provides participants with an opportunity to receive a cash payment if certain profitability levels (tiers) for the fiscal year are achieved. The Incentive Bonus Plan measures profitability at three levels within the Company: (1) Worldwide for Company-wide performance (“Worldwide”); (2) at a Group level for certain combinations of Business Units (“Group”); and (3) at a Business Unit level for the performance of designated operations within the Company (“Business Unit”).

The goal of the Incentive Bonus Plan is to link compensation with the long-term financial success of the Company.

The Incentive Bonus Plan establishes potential cash incentive amounts as a range of percentages of the participant’s salary, with the payout percentage increasing with higher levels of profitability. The Incentive Bonus Plan also establishes different payout percentage ranges across several participant categories, setting higher payout percentage ranges for participants who, by virtue of their responsibilities, are expected to have a greater effect on the Company’s profitability. The following matrix summarizes the cash incentive payout percentages at each economic profit tier for the various participant categories:

Economic Profit	Participant Categories
Tiers	1	2	3	4	5	6	7	8

1	100%	80%	60%	50%	40%	30%	20%	10%
2	80%	60%	45%	35%	30%	22%	15%	7%
3	60%	40%	30%	25%	20%	15%	10%	5%
4	40%	20%	15%	12%	10%	7%	5%	3%
5	20%	10%	8%	6%	5%	4%	3%	2%
6	0%	0%	0%	0%	0%	0%	0%	0%

For a particular fiscal year, the Committee sets each tier to a specific amount of economic profit. Economic profit is equal to the amount of net income less the cost of capital. The cost of capital represents the economic cost of a reasonable return on capital that is used in the business. New capital expenditures are excluded in computing the cost of capital for an appropriate period of time (currently 24 months) to encourage needed capital investments. Separate economic profit tiers are set for Worldwide, Group, and Business Unit plans. The Worldwide and Group economic profit tiers are set by the Committee after considering many factors, including comparisons to economic performance data gathered by the Company of numerous public companies. The economic profit tiers for the Worldwide, Group and Business Unit levels are established so that performance attained between the tier 4 and tier 3 levels approximates the median economic profitability performance of these public companies. Achievement of a 100% cash incentive payout for NEOs is very difficult because the Incentive Bonus Plan is designed to pay maximum cash incentives only if the Company achieves economic profitability near the top quartile of these public companies. The Committee must approve the economic profit tiers within 90 days after the commencement of each fiscal year. The Committee may, within such 90-day time period, make adjustments for non-operating income and loss and other profit-computation elements as it deems appropriate to provide optimal incentives for eligible employees. For adjustments beyond the 90-day period, NEOs are not eligible to receive cash incentive compensation resulting from the adjustments.

The NEOs are in participant category 1 and thus may earn cash incentives anywhere from zero up to 100 percent of base salary. The Company has set the target cash incentive for the NEOs at approximately 40% (tier 4 level) which is a cash incentive payout reflecting the Company’s desired level of compensation at risk. During fiscal year 2010, Messrs. Thyen, Schneider, Kahle, and Schwartz participated at the Worldwide level, while Mr. Charron participated at the Electronics Group level, and Mr. Miller participated at the Furniture Group level until his termination without cause in March 2010. For the past five years, cash incentive payouts averaged 27% for the Worldwide plan, 20% for the Electronics Group plan, and 39% for the Furniture Group plan.

A participant’s total cash incentive under the Incentive Bonus Plan may not exceed $1,000,000 for any fiscal year.

At the end of each fiscal year, but before cash incentives under the Incentive Bonus Plan may be paid, the Committee determines the actual economic profit that was achieved and approves the payment of the cash incentive. The Committee does not have the discretion to increase, but can decrease, the amount of any cash incentive for the NEOs under the Incentive Bonus Plan. There were no decreases in fiscal year 2010.

Cash incentives earned under the Incentive Bonus Plan for a particular fiscal year are accrued annually and paid in five installments over the succeeding fiscal year with 50% payable in August and 12.5% payable in each of the following months of September, January, April, and June. Cash incentives totaling less than $2,000 are paid in a lump sum in August. Except for provisions relating to retirement, death or permanent disability, and certain other circumstances described in a participant’s employment agreement, participants must be actively employed on each payment date to be eligible to receive any unpaid installments. If a participant’s termination of employment is caused by retirement, death or disability, or certain other circumstances described in a participant’s employment agreement, the participant (or beneficiary, in the event of the participant’s death) will be entitled to receive all cash incentive payments for the previous fiscal year and a pro-rata share for the current fiscal year, all to be paid in full within 2 1/2 months after the end of the Company’s fiscal year.

Because special situations occur where individual achievement may not be adequately recognized under this single incentive plan, the Committee, at the beginning of each fiscal year, grants authority to the Chairman and/or CEO to distribute additional discretionary cash and/or stock compensation up to an aggregate maximum amount to eligible participants for each particular fiscal year. For fiscal year 2011, the aggregate amount of cash compensation approved by the Committee was $500,000, and the maximum number of shares approved by the Committee was 600,000 shares of Class A or Class B Common Stock. The stock compensation may be in the form of performance share award opportunities and/or outright grants of shares of Common Stock, all to be awarded under the Company’s 2003 Stock Option and Incentive Plan (the “2003 Plan”). Discretionary compensation is awarded based upon individual effort and is paid in amounts and at such times as the Chairman and/or CEO determine, in their sole discretion. No employee has a guaranteed right to discretionary compensation in the event that performance targets are not met or if the Share Owners do not approve the 2010 Profit Sharing Incentive Bonus Plan. Eligible participants include any employee of the Company, excluding the Chairman and CEO for cash or stock compensation, and excluding executive officers of the Company pursuant to Section 16 of the Exchange Act for stock compensation.

Stock Compensation

The 2003 Plan permits a variety of stock incentive benefits consisting of: restricted stock, restricted share units, unrestricted share grants, incentive stock options, non-qualified stock options, stock appreciation rights, performance shares, and performance units. The Committee granted performance shares during fiscal year 2010. No other form of award has been granted to NEOs since July 2005 because of the Committee’s view that performance shares represent one of the more effective forms of stock incentive compensation available under the 2003 Plan by tying compensation directly to the economic profitability of the Company.

1.  Performance Shares

Performance shares include both an annual performance share (“APS”) award and a long-term performance share (“LTPS”) award with one-fifth (1/5) of the award vesting annually over the succeeding five-year period. These awards are approved by the Committee at the beginning of each fiscal year. The performance share awards set forth the maximum number of shares of your Company’s stock which the participant is eligible to receive if the applicable profitability levels for the fiscal year have been achieved. The maximum number of shares awarded to each NEO is determined by the Committee based upon the relative level of operational responsibilities of the NEOs for their respective business segment and the overall company, as well as the other subjective factors noted in the “Compensation Process — Determining Compensation” section of this Compensation Discussion and Analysis. The maximum number of shares awarded for fiscal year 2011 to each of the NEOs is disclosed in the “NEOs’ Compensation — Other NEO Compensation” section of this Compensation Discussion and Analysis. For the APS award, the number of shares of your Company’s stock that the NEO actually receives under the award is determined by multiplying (x) the NEO’s payout percentage calculated under the Incentive Bonus Plan for the performance year by (y) the maximum number of shares set forth in the award. In order to determine the number of shares that the NEO actually receives under the LTPS award, the NEO’s payout percentage (using the Worldwide level payout percentage for all NEOs) calculated under the Incentive Bonus Plan for the performance year is converted to a LTPS payout percentage according to the following table:

Incentive Bonus Plan Payout
Percentage	LTPS Payout Percentage

40% - 100%	100%
0 - 39%	Incentive Bonus Plan Payout Percentage ÷ 40%

The resulting percent is multiplied by the maximum number of shares eligible to be received in the applicable fiscal year. For the past five years, the shares ultimately earned for APS awards have averaged approximately 27% of the shares awarded for the Worldwide plan, 20% for the Electronics Group plan, and 39% for the Furniture Group plan for the NEOs. Shares ultimately earned for LTPS awards, which use the Worldwide level payout percentage for all NEOs, have averaged approximately 57% of the shares awarded for the past five years.

The APS award acts as an incentive to drive higher profits on a shorter-term annual basis. The LTPS award acts as an incentive for longer term stock price appreciation by driving higher profits, which creates higher cash incentive percentages and greater payouts to the participants. The NEOs have no voting or dividend rights with respect to the performance shares until earned.

2.  Restricted Share Units

Prior to July 2005, Restricted Share Units (“RSU”) were awarded to NEOs under the 2003 Plan. No RSUs are currently outstanding, as the remaining outstanding awards vested during fiscal year 2010. The RSUs vested five years after the date of award. Upon vesting, the outstanding number of RSUs and the value of dividends accumulated over the vesting period were converted to shares of Class A Common Stock. If the employment of a holder of an RSU terminated before the RSU vested for any reason other than death, retirement at age 62 or older, total permanent disability, or certain other circumstances described in the Company’s employment policy, the RSU was forfeited.

3.  Stock Options

The NEOs also have stock options outstanding under a former stock incentive plan, the 1996 Stock Incentive Program, all of which were granted prior to July 2005. No shares remain available for new grants under this plan. Options outstanding are all exercisable and expire ten years after the date of grant. Stock options are forfeited when employment terminates, except in the case of retirement at age 62 or older, death, permanent disability, or certain other circumstances described in the Company’s employment policy. None of these awards were in-the-money as of June 30, 2010.

Retirement Plan

The NEOs participate in a defined contribution, participant-directed retirement plan with a 401(k) provision that all domestic employees are eligible to participate in (the “Retirement Plan”). The Retirement Plan is intended to attract employees and promote employee retention by providing a long-term savings opportunity. The Retirement Plan provides for voluntary employee contributions as well as a discretionary annual Company contribution as determined by the Committee. The total Company contribution is allocated based upon the total eligible compensation of eligible participants. Each eligible participant’s Company contribution percentage is identical, including NEOs. The Company contribution is linked to Company profitability with certain minimum and maximum limits as determined annually by the Committee. The Company’s contribution percentage for fiscal year 2010 was approximately 3% of eligible compensation, up to the annual compensation limit under

Section 401(a) of the Internal Revenue Code. Participant contributions are fully vested immediately and Company contributions are fully vested after five years of participation according to the following schedule.

Years of Vesting Service	Vested Percentage

Less than 1	0%
1	10%
2	20%
3	40%
4	60%
5	100%

All NEOs are fully vested. The Retirement Plan is fully funded and participants may choose to invest their balances among any combination of the following investment options. The annual return of each Fund for the year ended June 30, 2010, is parenthetically noted.

Stable Value Fund	Vanguard Retirement Savings Trust (2.89%)
Bond Fund	Vanguard Total Bond Market Index (9.28%)
Income Balanced Fund	Vanguard LifeStrategy Income Fund (11.23%)
Conservative Balanced Fund	Vanguard LifeStrategy Conservative Growth Fund (12.41%)
Moderate Balanced Fund	Vanguard LifeStrategy Moderate Growth Fund (13.45%)
Aggressive Balanced Fund	Vanguard LifeStrategy Growth Fund (14.21%)
S&P 500 Index Fund	Vanguard 500 Index Fund, Investor Shares (14.33%)
Large Cap Value Fund	Vanguard Windsor II Fund, Investor Shares (13.11%)
Large Cap Growth Fund	American Funds Growth Fund of America, R-5 Shares (10.73%)
Small Cap Growth Fund	Vanguard Explorer Fund (20.28%)
Small Cap Value Fund	Artisan Small Cap Value Fund (23.65%)
Real Estate Fund	Vanguard REIT Index Fund (54.95%)
International Fund	Vanguard International Growth Fund (11.86%)
Company Stock Fund	Kimball International Stock Fund (−9.05%)

For those eligible employees who, under the 1986 Tax Reform Act, are deemed to be highly compensated, their individual Company contribution under the Retirement Plan is reduced. See “Nonqualified Deferred Compensation” below.

Nonqualified Deferred Compensation

For NEOs and other executive officers who are deemed to be highly compensated under the 1986 Tax Reform Act, there is a fully-funded, nonqualified, Supplemental Employee Retirement Plan (“SERP”) under which your Company contributes to the account of each participant an amount equal to the reduction in their Company contribution under the Retirement Plan arising from the provisions of the 1986 Tax Reform Act. In addition, participants may voluntarily defer up to 25% of their eligible compensation under the SERP. A participant’s deferrals are fully vested. Company contributions are subject to the same vesting schedule as the Retirement Plan, and are made within 2 1/2 months after the end of the fiscal year. The Company’s contribution percentage for fiscal year 2010 was approximately 3% of eligible compensation in excess of the annual compensation limit under Section 401(a) of the Internal Revenue Code. Investment options are the same as those under the Retirement Plan except for the exclusion of the Stable Value and Company Stock Funds and the addition of a Money Market Fund. Payments of a participant’s elective deferrals and Company contributions are made as elected by the participant in lump sum or in installment payments over a period of 5 or 10 years. These amounts may be paid earlier in the event of a termination of employment, death of the participant, or an unforeseen emergency affecting the participant as determined by the committee appointed to administer the SERP. The SERP is intended to promote retention by providing a long-term savings opportunity on a tax-efficient basis. The assets of the SERP are held in what is commonly referred to as a “rabbi trust” arrangement. This means that the assets of the SERP are subject to the claims of the Company’s general creditors in the event of the Company’s insolvency. For more information about amounts deferred by the NEOs, see the Nonqualified Deferred Compensation Table in this Proxy Statement.

Other Compensation

The Company provides the NEOs with other benefits, which the Committee believes are reasonable, competitive and consistent with the Company’s overall compensation program directives. They are designed to promote the executives’ physical and mental well-being in order to help them function more effectively in their respective positions.

These benefits and the rationale for providing each are as follows:

Benefit	Rationale

Financial Counseling	Aid personal financial planning through expert advice to properly manage financial affairs.
Tax Preparation	Assist in accurate preparation of personal income tax filings.
Executive Preventive Healthcare Program	Maintain health of executive and primary personal support person to permit peak performance.
Medical Reimbursement	Promote seeking of proper medical care by reducing potential financial barriers.

No loans of Company funds have ever been made to any executive officer for any purpose. The NEOs may periodically use the Company aircraft for limited personal reasons, with the appropriate amount being included in their taxable income. The exact amounts received from these benefits are not predetermined.

Employment and Severance Agreements

The Company has entered into written employment agreements with each of the NEOs. These employment agreements were intended to bring the Company more in line with competitive practices within the industries in which it operates and were designed to enhance the retention of executives and protect the interests of the Company by way of covenants not to compete. The agreements do provide for acceleration of certain benefits and payment of severance in certain circumstances, as more fully described in the “Executive Officer and Director Compensation — Employment Agreements with NEOs and Potential Payments Upon Termination or Change-In-Control” section of this Proxy Statement.

Compensation Related Risk Assessment

The Board believes that risks arising from our compensation policies and practices for our employees are not reasonably likely to have a material adverse effect on the Company. In addition, the Committee believes that the mix and design of the elements of executive compensation do not encourage management to assume excessive risks.

The Committee extensively reviewed the elements of executive compensation to determine whether any portion of executive compensation encouraged excessive risk taking and concluded:

•	the Incentive Bonus Plan’s focus on the long-term financial success of the Company, as well as the payout over subsequent fiscal years, discourages short-term risk taking;

•	incentive bonus plan profitability tiers are appropriately set to calibrate payouts at the targeted cash incentive level to the median levels of peer group performance;

•	performance share awards are appropriately linked to profitability; and

•	equity ownership guidelines discourage excessive risk taking.

Furthermore, as described in the “Determining Compensation” section of this Compensation Discussion and Analysis, compensation decisions include judgment, which mitigates the influence of purely objective calculations on excessive risk taking. The Committee reviews the Company’s compensation policies and practices on an annual basis to consider how effectively the policies and practices are providing incentives at an appropriate level of risk to executive employees.

NEOs’ Compensation

The annual compensation of the NEOs is based upon the process described in the “Compensation Process” section of this Compensation Discussion and Analysis and consists of components as delineated in the “Components of Compensation” section. The Committee does not utilize any specific target or formula for the NEOs’ total compensation.

Given the current economic circumstances and the global liquidity crisis which continued during the Company’s fiscal year 2010, the Committee reviewed carefully the impact of these conditions on the compensation of the NEOs. Overall, base salaries remained relatively flat with fiscal year 2009, due to the slow to non-existent recovery of the Company’s business during fiscal year 2010.

Overall incentive compensation, including the amount earned under the Incentive Bonus Plan and performance shares, was higher than fiscal year 2009 but was still significantly below earnings levels of fiscal years prior to fiscal year 2009. The Committee determined that the lower level of incentive compensation was aligned with the design and objectives of the incentive compensation programs.

Other actions taken by the Committee during fiscal year 2010 were as follows:

Date		Action(s)

August 2009	•	Awarded APS and LTPS share opportunities for fiscal year 2010.
	•	Certified fiscal year 2009 economic profit results, resulting in issuance of APS and LTPS shares and Incentive Bonus Plan payments.
	•	Reviewed and approved adjusted compensation of NEOs.
August 2010	•	Awarded APS and LTPS share opportunities for upcoming fiscal year 2011.
	•	Certified fiscal year 2010 economic profit results, resulting in issuance of APS and LTPS shares and Incentive Bonus Plan payments.
	•	Reviewed and approved adjusted compensation of NEOs.

The rationale and impact of each of these actions on individual NEO compensation is as follows:

James C. Thyen, President and CEO

The Committee independently reviewed the performance of the CEO. All of the key considerations noted in the “Compensation Process — Determining Compensation” section of this Proxy Statement were considered heavily in the Committee’s deliberations along with general background information regarding market salary data provided by the Company’s Secretary. Based upon this thorough review, and in light of the 10% reduction in base salary taken by the CEO in February 2009, the Committee determined that a salary increase was warranted for the CEO. The committee approved a salary increase from an annualized base salary of $810,836 to $879,996. He was awarded, under the 2003 Plan, an APS award applicable to fiscal year 2011 performance for a maximum of 143,000 shares of Class A Common Stock and a LTPS award applicable to performance periods beginning in fiscal year 2011 for a maximum of 183,000 shares of Class A Common Stock. Based upon the fiscal year 2010 economic profit results, Mr. Thyen will also receive a payout of 8% of his base salary under the Incentive Bonus Plan, and 11,440 and 20,104 shares of Class A Common Stock based on prior APS and LTPS grants, respectively.

Other NEO Compensation

At its August 2010 meeting, in consultation with the CEO, the Committee reviewed and approved the compensation of Messrs. Schneider, Charron, Kahle, and Schwartz.

The following table summarizes the compensation decisions made by the Committee at its August 2010 meetings:

		FY 2011	FY 2011	FY 2010	FY 2010	FY 2010	Incentive
		APS	LTPS	APS	LTPS	Discretionary	Bonus Plan
		Award	Award	Grant	Grant	Bonus	Payout (% of
	Annualized	(maximum #	(maximum #	(shares	(shares	Payout	FY 2010
	Base Salary ($)	of Shares)	of shares)	issued)(1)	issued)(1)	($)	Base Salary)

James C. Thyen	879,996	143,000	183,000	11,440	20,104	0	8%
Robert F. Schneider	421,564	7,500	30,300	600	4,316	33,000	8%
Donald D. Charron	520,728	7,500	26,300	2,025	5,956	10,000	27%
John H. Kahle	354,120	7,500	29,300	600	4,316	27,000	8%
Gary W. Schwartz	284,180	7,500	28,300	600	4,316	22,000	8%

(1)	Shares have not been reduced by the number of shares withheld to satisfy tax withholding obligations.

Tax and Accounting Considerations

Section 162(m)

The Committee has also considered the potential effect of Section 162(m) of the Internal Revenue Code, which limits the deductibility of non-performance-based executive compensation in excess of $1,000,000 paid to NEOs covered under the law. APS and LTPS awards and cash incentives paid under the Incentive Bonus Plan are designed to be deductible when they are paid to the NEOs because they meet the definition of qualified performance-based compensation under Section 162(m). Compensation paid to the NEOs during fiscal year 2010 which was not considered performance-based compensation includes base salaries, discretionary cash compensation, perquisites, and income from the issuance of vested RSUs and related dividend equivalents which had been granted prior to fiscal year 2006. The Committee will continue to monitor your Company’s compensation program in relation to Section 162(m).

Section 409A

Section 409A of the Internal Revenue Code affects the payments of certain types of deferred compensation to key employees and includes requirements relating to when payments under such arrangements can be made, acceleration of benefits, and timing of elections under such arrangements. Failure to satisfy these requirements will generally lead to an acceleration of the timing for including deferred compensation in an employee’s income, as well as certain penalties and interest. The Company intends for, but does not currently require, its nonqualified deferred compensation arrangement to meet the effective requirements of Section 409A.

Recovery of Compensation from Executive Misconduct

If the Company determines that an executive officer has engaged in fraudulent or intentional misconduct, resulting in a restatement of the Company’s financial results, the Company would take all possible actions to recover any portion of performance-based or incentive compensation paid or awarded to the executive that is greater than would have been paid or awarded if calculated based on the restated financial results.

Share Ownership Guidelines

In 1997, your Company established stock ownership guidelines for directors, NEOs and other senior executives. The guidelines were updated in 2007. The current guidelines outline the expectations of directors and executives to maintain beneficial ownership of Company stock having a value expressed as a multiple of their director fees or their base salary, as the case may be, for as long as they remain a director or executive officer. “Beneficial Ownership” includes, in addition to shares held directly by directors or executives, those shares held by a spouse, minor children or grandchildren, trusts, retirement plans and unearned shares awarded under the 2003 Plan. The ownership status of each director and executive is reviewed annually by the Committee. The multiples are as follows:

Value as a Multiple of
Position	Base Salary or Fees

Director	X 3
Chairman, CEO, President	X 8
Senior Executive Vice President	X 6
Executive Vice President	X 4
Corporate Vice President	X 3
Subsidiary Vice President	X 2

COMPENSATION COMMITTEE REPORT

The Compensation and Governance Committee has reviewed and discussed the Compensation Discussion and Analysis with management. Based on its review and discussions with management, the Committee recommended to our Board that the Compensation Discussion and Analysis be included in the Company’s Annual Report on Form 10-K for fiscal year 2010 and this Proxy Statement. This report is provided by the following independent directors who comprise the Committee: Christine M. Vujovich (Chairperson), Jack R. Wentworth, and Geoffrey L. Stringer.

EXECUTIVE OFFICER AND DIRECTOR COMPENSATION

SUMMARY COMPENSATION TABLE

The Summary Compensation Table appearing below sets forth information regarding the compensation paid and/or awarded to NEOs for the years ended June 30, 2010, 2009, and 2008, excluding those fiscal years where individuals were not classified as NEOs. The Summary Compensation Table also sets forth information with respect to a former executive officer, P. Daniel Miller, who would have been a NEO if he had been serving as an executive officer as of June 30, 2010. For a more thorough discussion of our executive compensation practices, refer to the “Compensation Discussion and Analysis” section of this Proxy Statement.

					Non-Equity
					Incentive Plan	All Other
Name and Principal			Bonus	Stock Awards	Compensation	Compensation	Total
Position	Year	Salary ($)	($) (1)	($) (2)	($) (3)	($) (4)	($)
(a)	(b)	(c)	(d)	(e)	(g)	(i)	(j)

James C. Thyen	2010	$810,836	—	$984,173	$64,867	$41,791	$1,901,667
President, Chief	2009	$858,738	—	$996,237	$68,699	$61,253	$1,984,927
Executive Officer	2008	$842,850	—	$964,107	$160,142	$129,417	$2,096,516
Robert F. Schneider	2010	$414,484	$33,000	$153,379	$33,159	$25,506	$659,528
Executive Vice	2009	$418,646	—	$128,251	$33,492	$29,294	$609,683
President, Chief Financial Officer	2008	$406,800	—	$117,319	$77,292	$60,769	$662,180
Donald D. Charron	2010	$511,998	$10,000	$204,547	$138,239	$20,100	$884,884
Executive Vice	2009	$518,478	—	$213,613	$10,370	$26,049	$768,510
President, President- Kimball Electronics Group	2008	$492,000	$60,000	$131,923	$54,120	$45,919	$783,962
John H. Kahle	2010	$348,180	$27,000	$153,379	$27,854	$23,492	$579,905
Executive Vice President,
General Counsel, Secretary
Gary W. Schwartz	2010	$279,410	$22,000	$153,379	$22,353	$27,303	$504,445
Executive Vice President,
Chief Information Officer
P. Daniel Miller(5)	2010	$364,838	—	$— (6)	$—	$1,493,853 (6)	$1,858,691
Former Executive Vice President,	2009	$490,326	—	$128,251	$78,452	$95,679	$792,708
President-Furniture	2008	$476,000	—	$117,319	$180,880	$126,825	$901,024

(1)	Amounts consist of discretionary cash compensation granted for services rendered in fiscal years 2010 and 2008. The 2008 amount was paid in fiscal year 2009 and the 2010 amounts will be paid in fiscal year 2011.

(2)	Stock awards consist of performance shares. Amounts shown do not reflect compensation actually received by the NEOs. See the table “Option Exercise and Stock Vested In Fiscal Year 2010” for number and value of shares actually received during fiscal year 2010. The amounts shown represent the value at the grant date based upon the probable outcome of the performance conditions, which is estimated based on a payout at the target (Tier 4) level, or 40% of the maximum award opportunity for the APS and 100% of the maximum award opportunity for the LTPS. The grant date value of the maximum number of shares that could have been earned if actively employed at the end of fiscal year 2010 was $1,519,565 for Mr. Thyen; $181,459 for each of Messrs. Schneider, Kahle, and Schwartz; $232,627 for Mr. Charron; and $168,979 for Mr. Miller. The grant date value of the maximum number of shares that could have been earned in fiscal year 2009 was $1,492,482 for Mr. Thyen; $153,235 for each of Messrs. Schneider and Miller; and $238,597 for Mr. Charron. The grant date value of the maximum number of shares that could have been earned in fiscal year 2008 was $1,544,251 for Mr. Thyen; $146,527 for each of Messrs. Schneider and Miller; and $161,131 for Mr. Charron. The assumptions used to calculate the grant date values are set forth in Note 8 to the Consolidated Financial Statements included in the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2010 and prior years.

(3)	Amounts consist of cash incentive compensation earned for services rendered in the applicable fiscal year. The amounts are paid in the following fiscal year pursuant to the Incentive Bonus Plan. For a description of the Incentive Bonus Plan and the payout percentages awarded to the NEOs under the Incentive Bonus Plan for fiscal year 2010, see “Compensation Discussion and Analysis — Components of Compensation — Annual Cash Compensation — Cash Incentive Compensation” and “— NEOs’ Compensation”.

(4)	Includes benefits received by the NEOs from executive severance, financial services programs, supplemental medical reimbursement, personal use of Company aircraft limited to transportation for spouses and NEOs related to a Board approved Executive Preventive Healthcare Program, the value of the services and related benefits provided pursuant to the Executive Preventive Healthcare Program, Company contributions earned for the Retirement Plan and SERP, and de minimus Christmas bonus and life insurance premiums paid by the Company. The Company values the personal use of Company aircraft for disclosure in this column at the aggregate incremental value of the benefit, which includes variable costs related to fuel, landing fees, crew expenses and other miscellaneous costs. SERP and Retirement Plan Company contribution amounts earned for fiscal year 2010 for Messrs. Thyen, Schneider, Charron, Kahle, Schwartz, and Miller were $25,794; $13,141; $15,321; $11,019; $8,842; and $12,426, respectively. Also included in this column for fiscal year 2010 were dividends credited on unvested RSUs at a value of $4,266 for Mr. Thyen and $1,206 for each of Messrs. Schneider, Charron, Kahle, Schwartz, and Miller. Dividend amounts were determined based on the number of RSUs multiplied by the Class A Common Stock dividend rate per share for dividend declarations prior to the RSU vesting date during the fiscal year. Dividends on RSUs were paid in share equivalents based on the average closing price of the Company’s Class B Common Stock as reported by Nasdaq for the ten trading-day period preceding the RSU vesting date.

(5)	Mr. Miller, Former Executive Vice President, President-Furniture, was terminated without cause effective March 5, 2010.

(6)	Mr. Miller was granted APS and LTPS awards on August 18, 2009, as reflected in the Grants of Plan-Based Awards in Fiscal Year 2010 table in this Proxy Statement. Upon his termination effective on March 5, 2010, 78,600 shares of Class A Common Stock were issued to Mr. Miller, which consisted of his unearned and unvested APS and LTPS awards granted in fiscal year 2010 and prior years, the vesting of which accelerated upon his termination. The fair market value of these shares as of March 5, 2010, calculated using $7.38, which represents the closing price of the Company’s Class B Common Stock as reported by Nasdaq on March 5, 2010, was $580,068. The fair market value of these shares received as severance is included in the “All Other Compensation” column of this table. As a result, the grant date value of the APS and LTPS awards granted on August 18, 2009, is not included in the “Stock Awards” column of this table. In addition to the stock compensation, Mr. Miller was paid cash severance of $913,785, which is included in the “All Other Compensation” column.

See the Compensation Discussion and Analysis in this Proxy Statement for further information about the material terms of the NEOs’ compensation plans.

GRANTS OF PLAN-BASED AWARDS IN FISCAL YEAR 2010

								All Other
								Stock
		Estimated Possible Payouts Under			Estimated Future Payouts Under			Awards:	Grant Date Fair
		Non-Equity Incentive Plan Awards (1)			Equity Incentive Plan Awards (2)			Number of	Value of Stock and
	Grant	Threshold	Target	Maximum	Threshold	Target	Maximum	Shares	Option Awards
Name	Date	($)	($)	($)	(#)	(#)	(#)	(#)	($)
(a)	(b)	(c )	(d)	(e)	(f)	(g)	(h)	(i)	(l)

James C. Thyen
Incentive Bonus Plan		$0	$324,334	$810,836
APS(4)	8/18/09				0	57,200	143,000		$356,928	(3)
LTPS(5)	8/18/09				0	100,520	100,520		$627,245	(3)
Robert F. Schneider
Incentive Bonus Plan		$0	$165,794	$414,484
APS(4)	8/18/09				0	3,000	7,500		$18,720	(3)
LTPS(5)	8/18/09				0	21,580	21,580		$134,659	(3)
Donald D. Charron
Incentive Bonus Plan		$0	$204,799	$511,998
APS(4)	8/18/09				0	3,000	7,500		$18,720	(3)
LTPS(5)	8/18/09				0	29,780	29,780		$185,827	(3)
John H. Kahle
Incentive Bonus Plan		$0	$139,272	$348,180
APS(4)	8/18/09				0	3,000	7,500		$18,720	(3)
LTPS(5)	8/18/09				0	21,580	21,580		$134,659	(3)
Gary W. Schwartz
Incentive Bonus Plan		$0	$111,764	$279,410
APS(4)	8/18/09				0	3,000	7,500		$18,720	(3)
LTPS(5)	8/18/09				0	21,580	21,580		$134,659	(3)
P. Daniel Miller
Incentive Bonus Plan		$0	$145,935	$364,838
APS(4)	8/18/09				0	3,000	7,500		$18,720	(3)
LTPS(5)	8/18/09				0	19,580	19,580		$122,179	(3)
LTPS(5)	3/5/10							51,520	$380,218	(6)

(1)	Represents potential cash incentive payments under the Incentive Bonus Plan with respect to fiscal year 2010 performance. The awards do not contain minimum thresholds. The target amount is determined based on a payout at the Tier 4 level (40%) of base salary. See the column captioned “Non-Equity Incentive Plan Compensation” in the Summary Compensation Table for the actual payout amounts under the Incentive Bonus Plan for fiscal year 2010 performance. See “Compensation Discussion and Analysis — Components of Compensation — Annual Cash Compensation — Cash Incentive Compensation” for additional information regarding the terms of the Incentive Bonus Plan.

(2)	Represents APS and LTPS awards issued pursuant to the 2003 Plan. The awards do not contain minimum thresholds. The target amount is determined based on a payout at the Tier 4 level which is 40% of the maximum award opportunity for the APS and 100% of the maximum award opportunity for the LTPS. See “Compensation Discussion and Analysis — Components of Compensation — Stock Compensation — Performance Shares” for additional information regarding the terms of performance share awards.

(3)	Amounts represent the grant date fair market value of the target number of performance shares granted calculated using $6.24, which represents the closing price of the Company’s Class B Common Stock as reported by Nasdaq on August 18, 2009 reduced by the present value of dividends not payable on outstanding performance shares.

(4)	APS awards were granted in August 2009 for the fiscal year 2010 performance period. Based on fiscal year 2010 performance, the actual number of shares earned by each of Messrs. Thyen, Schneider, Charron, Kahle, and Schwartz pursuant to their fiscal year 2010 APS award was 11,440; 600; 2,025; 600; and 600, respectively. Mr. Miller received 7,500 shares in accordance with his employment agreement, upon his termination without cause effective March 5, 2010.

(5)	LTPS awards represent the tranches of performance shares awarded during fiscal years 2006 through 2010, which were earned for the fiscal year 2010 performance period. Based on fiscal year 2010 performance, the actual number of shares earned by Messrs. Thyen, Schneider, Charron, Kahle, and Schwartz was 20,104; 4,316; 5,956; 4,316; and 4,316, respectively. Mr. Miller received 71,100 shares in accordance with his employment agreement, upon his termination without cause effective March 5, 2010, which includes 19,580 shares applicable to the fiscal year 2010 performance period and 51,520 shares applicable to future performance periods.

(6)	Amount represents the fair market value of the shares applicable to future performance shares issued to Mr. Miller upon his termination without cause effective March 5, 2010, calculated using $7.38, which represents the closing price of the Company’s Class B Common Stock as reported by Nasdaq on March 5, 2010. As stated in footnotes 4 and 5 above, Mr. Miller also received 27,080 shares applicable to the fiscal year 2010 performance period upon his termination, which had a fair market value of $199,850 on March 5, 2010.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END 2010

	Option Awards			Stock Awards
					Equity
					Incentive
				Equity	Plan
				Incentive	Awards:
				Plan	Market or
				Awards:	Payout Value
				Number of	of Unearned
				Unearned	Shares,
	Number of			Shares,	Units or
	Securities			Units or	Other
	Underlying			Other	Rights
	Unexercised	Option		Rights	That Have
	Options-	Exercise	Option	That Have	Not
	Exercisable	Price	Expiration	Not Vested(3)	Vested(4)
Name	(#)	($)	Date	(#)	($)
(a)	(b)	(e)	(f)	(i)	(j)

James C. Thyen	97,500 (1)	$15.06	11/14/12
	45,000 (2)	$15.24	8/21/11
				399,000	$2,206,470
Robert F. Schneider	30,000 (1)	$15.06	11/14/12
				84,100	$465,073
Donald D. Charron	30,000 (1)	$15.06	11/14/12
				115,700	$639,821
John H. Kahle	30,000 (1)	$15.06	11/14/12
				84,100	$465,073
Gary W. Schwartz	30,000 (1)	$15.06	11/14/12
				84,100	$465,073
P. Daniel Miller	— (5)			— (5)	$— (5)

(1)	These stock options were granted to the NEOs on November 15, 2002 and vested on November 15, 2007.

(2)	These stock options were granted to the NEO on August 22, 2001 and vested on August 22, 2003.

(3)	Unearned and unvested equity incentive plan awards consists of the following:

			Initial
Name	Award	Shares (#)	Grant Date	Vesting Date(s)

James C. Thyen	APS	57,200	8/18/09	8/16/10
	LTPS	183,000	8/18/09	Five remaining annual vesting dates beginning 8/16/10
	LTPS	65,920	8/19/08	Four remaining annual vesting dates beginning 8/16/10
	LTPS	43,440	8/21/07	Three remaining annual vesting dates beginning 8/16/10
	LTPS	32,960	8/22/06	Two remaining annual vesting dates beginning 8/16/10
	LTPS	16,480	9/7/05	8/16/10
Robert F. Schneider	APS	3,000	8/18/09	8/16/10
	LTPS	54,300	8/18/09	Five remaining annual vesting dates beginning 8/16/10
	LTPS	10,720	8/19/08	Four remaining annual vesting dates beginning 8/16/10
	LTPS	8,040	8/21/07	Three remaining annual vesting dates beginning 8/16/10
	LTPS	5,360	8/22/06	Two remaining annual vesting dates beginning 8/16/10
	LTPS	2,680	9/7/05	8/16/10
Donald D. Charron	APS	3,000	8/18/09	8/16/10
	LTPS	54,300	8/18/09	Five remaining annual vesting dates beginning 8/16/10
	LTPS	38,720	8/19/08	Four remaining annual vesting dates beginning 8/16/10
	LTPS	11,640	8/21/07	Three remaining annual vesting dates beginning 8/16/10
	LTPS	5,360	8/22/06	Two remaining annual vesting dates beginning 8/16/10
	LTPS	2,680	9/7/05	8/16/10
John H. Kahle	APS	3,000	8/18/09	8/16/10
	LTPS	54,300	8/18/09	Five remaining annual vesting dates beginning 8/16/10
	LTPS	10,720	8/19/08	Four remaining annual vesting dates beginning 8/16/10
	LTPS	8,040	8/21/07	Three remaining annual vesting dates beginning 8/16/10
	LTPS	5,360	8/22/06	Two remaining annual vesting dates beginning 8/16/10
	LTPS	2,680	9/7/05	8/16/10
Gary W. Schwartz	APS	3,000	8/18/09	8/16/10
	LTPS	54,300	8/18/09	Five remaining annual vesting dates beginning 8/16/10
	LTPS	10,720	8/19/08	Four remaining annual vesting dates beginning 8/16/10
	LTPS	8,040	8/21/07	Three remaining annual vesting dates beginning 8/16/10
	LTPS	5,360	8/22/06	Two remaining annual vesting dates beginning 8/16/10
	LTPS	2,680	9/7/05	8/16/10

APS and LTPS awards represent the number of shares available for issuance pursuant to performance share awards assuming the targeted performance. At the targeted performance level, 40% of the shares eligible to be received under the APS award would be issued and 100% of the shares eligible to be received under the LTPS award would be issued. For LTPS awards, the initial grant date shown is the grant date of the initial annual tranche of the five year awards. The remaining tranches for each LTPS award listed above will have grant dates occurring annually at the beginning of each performance period at approximately the same date each year.

(4)	Calculated using the $5.53 closing price of Class B Common Stock as reported by Nasdaq on June 30, 2010.

(5)	Mr. Miller’s outstanding unearned APS and LTPS awards were all issued on March 5, 2010, in accordance with his employment agreement, upon his termination without cause. Mr. Miller’s outstanding stock options had no intrinsic value on March 5, 2010, and were cancelled upon his termination.

OPTION EXERCISES AND STOCK VESTED IN FISCAL YEAR 2010

	Option Awards		Stock Awards
	Number of Shares	Value Realized on	Number of Shares	Value Realized on
	Acquired on Exercise	Exercise	Acquired on Vesting	Vesting
Name	(#)	($)	(#)(1)	($)(2)
(a)	(b)	(c)	(d)	(e)

James C. Thyen	0	$0	81,994	$647,081
Robert F. Schneider	0	$0	20,233	$164,012
Donald D. Charron	0	$0	21,633	$173,000
John H. Kahle	0	$0	20,233	$164,012
Gary W. Schwartz	0	$0	20,233	$164,012
P. Daniel Miller	0	$0	99,153	$746,135

(1)	Shares acquired upon vesting during fiscal year 2010 include APS awards and tranches of current and prior year LTPS awards granted on August 19, 2008, and RSUs and accumulated dividends on RSUs granted January 21, 2005. Mr. Miller’s shares include outstanding shares received in accordance with his employment agreement, upon his termination without cause. Shares have not been reduced by the following shares withheld to satisfy tax withholding obligations: Mr. Thyen — 25,494 shares; Mr. Schneider — 6,785 shares; Mr. Charron — 7,212 shares; Mr. Kahle — 6,809 shares; Mr. Schwartz — 6,834 shares; and Mr. Miller — 30,871 shares.

(2)	The value realized is calculated by multiplying the closing price of Class B Common Stock as reported by Nasdaq on the vesting date by the number of shares that vested. Performance shares vested on August 18, 2009, at a $6.42 closing price. Restricted share units vested on January 21, 2010, at an $8.34 closing price. Mr. Miller’s shares received in accordance with his employment agreement, upon his termination without cause, were paid on March 5, 2010, and were valued at $580,068 using the termination date closing price of $7.38.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

The following table summarizes the Company’s equity compensation plans as of June 30, 2010:

Number of Securities
Remaining Available for
	Number of Securities to		Weighted Average		Future Issuance Under
	be Issued Upon Exercise		Exercise Price of		Equity Compensation Plans
	of Outstanding Options,		Outstanding Options,		(excluding securities
	Warrants and Rights		Warrants and Rights		reflected in first column)

Equity compensation plans approved by Share Owners	2,087,713	(1)	$15.13	(2)	31,701	(3)
Equity compensation plans not approved by Share Owners	-0-		-0-		-0-

Total	2,087,713		$15.13		31,701

(1)	Includes 648,460 Class B stock option grants and 1,421,003 Class A and 18,250 Class B performance share awards. The number of performance shares assumes the maximum number of shares which the participant is eligible to receive if applicable profitability levels are achieved. Approximately 33% of the total maximum number of shares originally granted was earned for fiscal year 2010.

(2)	Performance shares not included as there is no exercise price for these awards.

(3)	Includes 31,701 Class A and Class B shares available for issuance as restricted stock, restricted share units, unrestricted share grants, incentive stock options, nonqualified stock options, performance shares, performance units, and stock appreciation rights under the 2003 Plan. The number of performance shares subtracted from the shares available for issuance under the 2003 Plan is the maximum number of shares which the participant is eligible to receive if applicable profitability levels are achieved. Approximately 33% of the total maximum number of shares originally granted was earned for fiscal year 2010. Unearned shares are available for re-issuance under the 2003 Plan. No shares remain available for issuance under the Company’s prior stock option plans.

NONQUALIFIED DEFERRED COMPENSATION IN FISCAL YEAR 2010

	Executive	Registrant		Aggregate
	Contributions in	Contributions in	Aggregate Earnings	Withdrawals/	Aggregate Balance
	Last FY	Last FY	in Last FY	Distributions	at Last FYE
Name	($)(1)	($)(2)	($)(3)	($)	($)(4)
(a)	(b)	(c)	(d)	(e)	(f)

James C. Thyen	$219,934	$—	$341,664	$—	$2,899,075
Robert F. Schneider	$22,409	$—	$57,713	$—	$488,780
Donald D. Charron	$130,636	$—	$117,252	$—	$1,344,697
John H. Kahle	$—	$—	$62,487	$—	$528,882
Gary W. Schwartz	$18,094	$—	$25,572	$—	$181,762
P. Daniel Miller(5)	$—	$—	$67,393	$—	$614,868

(1)	These amounts are included in the fiscal year 2010 amounts in the “Salary” column of the Summary Compensation Table.

(2)	There was no Company contribution paid in September 2009 (based on fiscal year 2009 earnings).

(3)	Earnings do not represent above-market or preferential rates, and are not included in the Summary Compensation Table for fiscal year 2010 or prior years.

(4)	The Aggregate Balance is the balance in the NEO’s SERP account as of June 30, 2010. The balance includes executive contributions in fiscal year 2010 and prior fiscal years, which are included in the “Salary” column of the Summary Compensation Table. The balance also includes Company contributions in fiscal year 2010 and prior fiscal years, which are included in the “All Other Compensation” column of the Summary Compensation Table.

(5)	In accordance with his employment agreement, upon his termination without cause, Mr. Miller is entitled to receive a distribution of his SERP balance, which consists primarily of employee contributions. The distribution from the SERP will occur in the first half of fiscal year 2011.

Activity disclosed in the table above relates solely to the Company’s SERP which is its only nonqualified deferred compensation arrangement. See the “Components of Compensation — Nonqualified Deferred Compensation” section of the Compensation Discussion and Analysis for further information about the material terms of the SERP.

Employment Agreements with NEOs and Potential Payments Upon Termination Or Change-In-Control

On May 1, 2006, your Company entered into an Employment Agreement with each of the NEOs. Each of the Employment Agreements is in substantially the same form. Pursuant to the Employment Agreements, if the executive’s employment is terminated by the Company without cause or by the executive for good reason, the Company will provide compensation and benefits to the executive as follows:

(i) base salary through the date of termination of employment;

(ii) any deferred and unpaid cash incentive amounts due for the immediately preceding fiscal year and a prorated amount of the target cash incentive for the cash incentive period in which his last day of employment occurs;

(iii) (a) unless the executive’s termination occurs during the one year period before a change in control of the Company or during the two year period following a change in control, severance pay equal to the sum of the executive’s annual base salary at the highest rate in effect during the three years immediately preceding the last day of employment and the higher of either the executive’s target cash incentive for the period in which the last day of employment occurs or the executive’s average annual cash incentive award for the three annual cash incentive periods immediately preceding the last day of employment, plus a reimbursement payment of $50,000 (subject to cost-of-living adjustment) in lieu of continued welfare and fringe benefits, or (b) if the executive’s termination occurs during the one year period preceding a change in control or the two year period following a change in control, severance pay equal to three times, in the case of James C. Thyen, and two times, in the case of the other executives, the amount determined in (iii)(a) above;

(iv) reimbursement for outplacement service costs up to $75,000, in the case of James C. Thyen, and $25,000, in the case of the other executives;

(v) a payment in cash, shares or a combination thereof at the Company’s discretion equal to the intrinsic value at the termination date of all options and stock appreciation rights, and the fair market value of restricted stock, deferred share units, performance shares, and performance units, all of which will become fully vested; and

(vi) payment of all SERP benefit amounts, which will become fully vested.

“Cause” means a determination, by at least three-quarters of the members of the Board, that one or more of the following has occurred:

•	the executive’s willful and continued failure to perform substantially the duties of his position or to follow lawful instructions of a senior executive or the Board that continues for five days after the executive receives written notice identifying such failure;

•	the executive’s conviction of a felony or of another crime that reflects adversely on the Company;

•	the executive’s engaging in fraudulent or dishonest conduct, gross misconduct that is injurious to the Company, or any misconduct that involves moral turpitude; or

•	the executive’s material breach of his obligations under his employment agreement.

“Good reason” means one or more of the following has occurred:

•	a material adverse change in the nature or scope of the executive’s responsibilities;

•	a reduction in the executive’s salary rate or target cash incentive amount;

•	a reduction of 5% or more in the aggregate benefits provided to the executive and his dependents under the Company’s employee benefit plans;

•	a significant diminution in the executive’s position, authority, duties or responsibilities;

•	a relocation of the executive’s principal site of employment to a location more than fifty (50) miles from the principal employment site; or

•	failure by the Company to obtain an assumption agreement regarding the executive’s employment agreement from any successor of the Company.

In the event of other terminations of employment, the executive will receive his base salary through the date of termination and will be entitled to any benefits under the regular terms of the welfare, retirement, Incentive Bonus, SERP, and equity and incentive plans.

“Change in control” generally means the consummation of any of the following:

•	the acquisition, by any one person or more than one person acting as a group, of ownership interests representing more than 50% of the total fair market value or of the total voting power of all ownership interests (the “Majority Ownership”) of the Company, any affiliate of the Company that employs the executive, any entity that has a Majority Ownership of either the Company or such affiliate, or any entity in an uninterrupted chain of Majority Ownership culminating in the ownership of the Company or such affiliate (each, a “Relevant Company”) through merger, consolidation, or stock transfer;

•	the acquisition during any 12-month period, by any one person or more than one person acting as a group, of ownership interests in a Relevant Company possessing 35% or more of the total voting power of all ownership interests in the Relevant Company;

•	the acquisition of ownership during any 12-month period, by any one person or more than one person acting as a group, of 40% or more of the total gross fair market value of the assets of a Relevant Company; or

•	the replacement of a majority of members of the Board during any 12-month period, by members whose appointment or election is not endorsed by a majority of the members of the Board prior to the date of the appointment or election;

provided, however, that any occurrence that does not constitute a change in the ownership or effective control, or in the ownership of a substantial portion of the assets of, a Relevant Entity within the meaning of Section 409A(a)(2)(A)(v) of the Internal Revenue Code and its interpretive regulations does not constitute a “change in control”.

Upon a change in control of the Company, the Company will pay to the executives an amount in cash, shares or a combination thereof at the Company’s discretion equal to the value at the effective date of the change of control of all options, stock appreciation rights, restricted stock, deferred share units, performance shares, performance units, and Incentive Bonus Plan payments, all of which will become fully vested. In addition, the executive will become fully vested in the SERP and will receive all benefit amounts under that plan. Further, upon a change in control, as an incentive for the executive to remain available to assist with transition matters, the Company will offer the executive a retention bonus equal to 50%, in the case of James C. Thyen, and 40%, in the case of the other executives, of the executive’s annual salary, payable in two equal installments, the first after three months following the change in control and the second after an additional three months, in each case as long as the executive remains an employee during such time (or if his employment is terminated by the Company without cause or by the executive for good reason).

The Employment Agreements also provide that in the event the executive incurs any gross income inclusion, interest or additional tax pursuant to Section 409A of the Internal Revenue Code on any payments from the Company, then the Company will make a supplemental payment to the executive in an amount sufficient to pay the resulting tax liability as well as the tax liability on the supplemental payment. In addition, under the Employment Agreements, if any of the Company’s payments to the executive are subject to excise tax (or any interest or penalties incurred due to excise tax) imposed by Section 4999 of the Internal Revenue Code, the executive will be entitled to reimbursement for the amount of the excise tax (plus interest and penalties). The Committee may, however, decide to reduce or eliminate that reimbursement or to reduce the executive’s compensation to the extent necessary to avoid Section 4999 taxation, if the aggregate compensation payable because of a change in control would exceed five percent of the net proceeds of the transaction.

In addition, the Employment Agreements impose non-competition and non-solicitation obligations on the executives during the term of their employment and for a period of 12 months (or a shorter period, for an executive employed for fewer than 12 months) following termination of employment for any reason.

The table below reflects the amount of compensation payable to each of the NEOs in the event of termination of such NEO’s employment. The amounts shown assume that such termination was effective as of June 30, 2010, and thus includes amounts earned through such time and are estimates of the amounts that would be paid to the NEOs upon their termination. The actual amounts to be paid can only be determined at the time of such NEO’s separation from the Company and could therefore be more or less than the amounts set forth below. For the amounts actually paid or payable to Mr. Miller upon his termination without cause on March 5, 2010, see footnote 6 to the Summary Compensation Table and footnote 5 to the Nonqualified Deferred Compensation In Fiscal Year 2010 table.

	Change In	Without Cause or	Death, Disability	Other
	Control	with Good Reason	or Retirement(5)	Termination(6)

James C. Thyen
Lump Sum(1)	$4,915,694	$1,355,994	$0	$0
Accelerated Benefits(2)	$2,745,811	$2,745,811	$239,305	$239,305	(7)
Retention Bonus(3)	$405,418	$0	$0	$0
SERP(4)	$2,899,075	$2,899,075	$2,899,075	$2,899,075
TOTAL	$10,965,998	$7,000,880	$3,138,380	$3,138,380	(7)
Robert F. Schneider
Lump Sum(1)	$1,557,227	$680,205	$0	$0
Accelerated Benefits(2)	$523,117	$523,117	$60,344	$0
Retention Bonus(3)	$168,626	$0	$0	$0
SERP(4)	$488,780	$488,780	$488,780	$488,780
TOTAL	$2,737,750	$1,692,102	$549,124	$488,780
Donald D. Charron
Lump Sum(1)	$1,923,537	$821,271	$0	$0
Accelerated Benefits(2)	$802,945	$802,945	$182,374	$0
Retention Bonus(3)	$208,291	$0	$0	$0
SERP(4)	$1,344,697	$1,344,697	$1,344,697	$1,344,697
TOTAL	$4,279,470	$2,968,913	$1,527,071	$1,344,697
John H. Kahle
Lump Sum(1)	$1,345,235	$584,328	$0	$0
Accelerated Benefits(2)	$517,812	$517,812	$55,039	$0
Retention Bonus(3)	$141,648	$0	$0	$0
SERP(4)	$528,882	$528,882	$528,882	$528,882
TOTAL	$2,533,577	$1,631,022	$583,921	$528,882
Gary W. Schwartz
Lump Sum(1)	$1,125,288	$484,852	$0	$0
Accelerated Benefits(2)	$512,311	$512,311	$49,538	$49,538	(7)
Retention Bonus(3)	$113,672	$0	$0	$0
SERP(4)	$181,762	$181,762	$181,762	$181,762
TOTAL	$1,933,033	$1,178,925	$231,300	$231,300	(7)

(1)	Payment based on executive’s annual base salary and cash incentive compensation as of June 30, 2010. The amounts include severance, benefits allowance, outplacement reimbursement, and, for a termination upon a change in control, the amount estimated to be payable to the NEO for reimbursement of the federal excise tax on excess parachute payments (Section 4999 of the Internal Revenue Code). This excise tax is payable if the value of certain payments that are contingent upon a change in control, referred to as parachute payments, exceeds a safe harbor amount. The computation of the excise tax is complex and is subject to various questions of interpretation. The amount of reimbursement included for excise tax reflects the Company’s best estimate at this time. In addition, there is estimated to be no tax liability pursuant to Section 409A of the Internal Revenue Code and accordingly no amounts are included for reimbursement of this tax.

(2)	Represents the value of unvested APS and LTPS awards, the vesting of which would accelerate as a result of the specified triggering event. APS and LTPS awards are valued by multiplying $5.53, the closing price of the Company’s Class B Common Stock as reported by Nasdaq on June 30, 2010, by the number of unvested shares. The amount also includes the accrued but unpaid cash incentive compensation due under the Incentive Bonus Plan for fiscal year 2010. These amounts will be paid in a lump sum upon the specified event of termination. No stock options were “in-the-money” as of June 30, 2010.

(3)	Amount payable in two installments: 50% — 3 months after a change in control; and 50% — 6 months after a change in control.

(4)	Represents the fully vested SERP balance reflected in the Nonqualified Deferred Compensation Table included in this Proxy Statement, as each NEO has more than five years of service with the Company. This amount will be paid in a lump sum after a change in control, termination without cause or with good reason, or death. In the case of disability, retirement or voluntary termination, the amount will be paid pursuant to the election of the NEO.

(5)	The amounts listed in the “Death, Disability or Retirement” column represent payouts for each of these events for Messrs. Thyen and Schwartz. For Messrs. Schneider, Charron, and Kahle, the amounts listed in this column represent only death or disability payouts because they were not of retirement age as of June 30, 2010, and therefore are not eligible for retirement benefits.

(6)	Includes termination by the Company for cause and voluntary termination by the NEO.

(7)	In the event of a termination of Mr. Thyen or Mr. Schwartz by the Company for cause, they would receive no accelerated benefits. If Mr. Thyen or Mr. Schwartz leaves the Company voluntarily, their departure would be considered a retirement and they would receive the indicated accelerated benefits.

In addition, the amounts shown in the table above do not include payments and benefits to the extent they are provided on a non-discriminatory basis to salaried employees generally upon termination of employment. These include accrued salary, health benefits and distribution of account balances under the Retirement Plan.

DIRECTOR COMPENSATION

Fiscal Year 2010 Compensation to Non-Employee Directors

Directors’ compensation is set by the Board. The level of compensation is guided by the following goals: compensation should fairly pay Directors for work required in a company of Kimball’s size and scope; and the structure of the compensation should be simple, transparent, market competitive, and easy to understand.

All non-employee Directors of your Company receive an annual retainer of $40,000 per year for service as Directors. The Chairperson of the Audit Committee of the Board receives $5,000 per committee meeting, and other Audit Committee members receive $3,500 per committee meeting. The Chairperson of the Compensation and Governance Committee receives $3,500 per committee meeting and other Compensation and Governance Committee members receive $2,000 per committee meeting. Members of the Strategic Planning Committee receive $3,500 per committee meeting. Directors may elect to receive all of their annual retainer and/or meeting fees in shares of Class B Common Stock issued under the 2003 Plan. Directors also are reimbursed for travel expenses incurred in connection with Board and committee meetings.

The following Non-Employee Director Compensation Table shows the compensation that each non-employee Director was paid or earned with respect to fiscal year 2010. A full-time officer, who is or becomes a member of the Board, does not receive additional compensation for serving as a member of the Board and/or as a member of any of the committees. Mr. Douglas A. Habig and Mr. James C. Thyen are not included in this table because they received no additional compensation for their service as Directors. During fiscal year 2010, the Directors, other than Messrs. Habig and Thyen, received compensation for serving on the Board and committees as follows:

Non-Employee Director Compensation in Fiscal Year 2010

Fees Earned or Paid
in Cash (1)
Name	($)
(a)	(b)

Harry W. Bowman	$55,000
Geoffrey L. Stringer	$54,500
John T. Thyen(2)	$0
Ronald J. Thyen(2)	$0
Thomas J. Tischhauser	$50,500
Christine M. Vujovich	$45,500
Jack R. Wentworth	$45,500

(1)	Includes the following amount of fees for which the Director elected to receive Class B Common Stock in lieu of cash: Mr. Bowman — $15,000; Mr. Stringer — $54,500; Mr. Tischhauser — $50,500; Ms. Vujovich — $5,500; and Dr. Wentworth — $5,500. These amounts were converted into shares of Class B Common Stock using the per share price of $7.63, the “market value” for such shares on November 16, 2009. As defined in the 2003 Plan, market value means the average of the closing prices during the ten trading day period preceding the date that fees are converted to shares.

(2)	Messrs. John Thyen and Ron Thyen served as Directors through October 21, 2008, at which time they were appointed as non-compensated Director Emeriti.

Board Stock Ownership Guidelines

As discussed under “Compensation Discussion and Analysis — Share Ownership Guidelines,” the Board adopted guidelines, which were updated in 2007, whereby all members of your Board must own at a minimum, shares of your Company’s stock equal in value to three times the total annual fees earned as a Director.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee of the Board is responsible for providing independent, objective oversight of the Company’s accounting functions, internal control over financial reporting, and financial reporting processes. During the fiscal year ended June 30, 2010, the Audit Committee was comprised of at least three directors as required per the Audit Committee Charter. All members of the Audit Committee meet the independence and experience requirements of The NASDAQ Stock Market LLC and the Securities and Exchange Commission.

Management is responsible for the Company’s accounting functions, internal control over financial reporting, and financial reporting processes. The Company’s independent registered public accounting firm, Deloitte & Touche, LLP (“Deloitte”), is responsible for auditing and expressing an opinion in accordance with auditing standards of the Public Company Accounting Oversight Board (United States) (“PCAOB”) on the Company’s consolidated financial statements and the effectiveness of the Company’s internal control over financial reporting.

In connection with these responsibilities, the Audit Committee met with management and Deloitte to review and discuss the June 30, 2010, financial statements including a discussion of the acceptability and quality of the accounting principles, the reasonableness of critical accounting policies, the clarity of disclosures in the financial statements, and such other matters as are required to be discussed with the Audit Committee under standards established by the PCAOB. The Audit Committee also discussed with Deloitte the matters required by Statement on Auditing Standards No. 114 (The Auditor’s Communication With Those Charged With Governance), the alternative treatments of financial information within accounting principles generally accepted in the United States of America that have been discussed with management (including the ramifications of the use of such alternative treatments preferred by Deloitte), the schedule of unadjusted differences, the management representation letter, certain matters regarding internal control over financial reporting, Deloitte’s opinion (including consent), and the engagement letter. The Audit Committee also has received the written disclosures and the letter from Deloitte required by applicable requirements of the PCAOB regarding Deloitte’s communications with the Audit Committee concerning independence, and has discussed with Deloitte its independence from the Company and management. In addition, the Audit Committee considered whether Deloitte’s independence would be jeopardized by providing non-audit services to the Company.

The Audit Committee reviewed the overall scope of the audits performed by the internal auditor and Deloitte. The Audit Committee meets with the internal auditor and Deloitte, with and without management present, to discuss the results of their examinations of the Company’s internal control over financial reporting and the overall quality of the Company’s financial reporting. The Audit Committee also discussed with management and Deloitte, management’s report on, and Deloitte’s report on and audit of, the Company’s internal control over financial reporting in accordance with Section 404 of the Sarbanes-Oxley Act of 2002. The Audit Committee also meets at least two times annually in a separate executive session with only members present.

It is not the duty of the Audit Committee to perform audits or to determine that the Company’s financial statements are complete and accurate and in accordance with generally accepted accounting principles; that is the responsibility of management and Deloitte. Members of the Audit Committee rely without independent verification on the information provided to them and on the representations made by management and Deloitte. Based upon the Audit Committee’s discussions with management and Deloitte, and the Audit Committee’s review of the representations of management and Deloitte, the Audit Committee recommended that the Board include the audited consolidated financial statements in the Company’s Annual Report on Form 10-K for the year ended June 30, 2010, filed with the Securities and Exchange Commission.

Respectfully submitted,

THE AUDIT COMMITTEE

Harry W. Bowman (Chairperson)
Geoffrey L. Stringer
Thomas J. Tischhauser

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Deloitte & Touche, LLP, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates (collectively the “Deloitte Entities”) audited the Company’s annual financial statements for the fiscal year ended June 30, 2010. The Deloitte Entities have served as our independent registered public accounting firm since 2002.

Representatives of the Deloitte Entities will be present at the Annual Meeting and will have the opportunity to make a statement and will be available to respond to appropriate questions.

Independent Registered Public Accounting Firm Fees

	2010	2009
	Deloitte Entities	Deloitte Entities

Audit Fees(a)	$1,187,300	$1,275,300
Audit-Related Fees(b)	$82,462	$44,000
Tax Fees(c)	$74,824	$169,946
All Other Fees	—	—

Total	$1,344,586	$1,489,246

(a)	Includes fees paid for the audit of the annual financial statements, for the audit of internal control over financial reporting, for the review of the quarterly financial statements and for the statutory audits of international subsidiaries.

(b)	Consists primarily of fees paid for the audit of various benefit plans.

(c)	Consists of fees paid for tax compliance and related tax services.

Consideration of Services Provided by the Independent Registered Public Accounting Firm

The Audit Committee approves all audit and non-audit services provided by the independent registered public accounting firm prior to the services being performed. The Audit Committee has established a pre-approval process for services provided by the independent registered public accounting firm which complies with the requirements of the Sarbanes-Oxley Act of 2002. A description of the pre-approval process is attached to this Proxy Statement as Appendix A. The Audit Committee has considered whether all services provided are compatible with maintaining the independent registered public accounting firm’s independence in accordance with this pre-approval process and has determined that such services are compatible.

Ratification of Appointment of Independent Registered Public Accounting Firm

The Audit Committee has appointed the Deloitte Entities to be the Company’s independent registered public accounting firm for the fiscal year ended June 30, 2011. They were appointed based upon:

•	performance on past audits, including the expertise of the engagement team;

•	experience, client service, and responsiveness;

•	leadership, management structure, and ethical culture; and

•	the amount of fees charged in relation to scope of work performed.

Ratification is not required by law or the Company’s By-laws. The Company is submitting the appointment of the Deloitte Entities to our Share Owners for ratification as a matter of good corporate practice. If the appointment is not ratified, the Audit Committee will consider whether it is appropriate to appoint another independent registered public accounting firm. Even if the appointment is ratified, the Audit Committee, in its discretion, may appoint a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and our Share Owners.

The Board of Directors recommends a vote “FOR” ratification of the appointment of the Deloitte Entities as the Company’s independent registered public accounting firm.

PROPOSAL TO APPROVE THE KIMBALL INTERNATIONAL, INC.
2010 PROFIT SHARING INCENTIVE BONUS PLAN

Background.  Your Board believes that the long-term success of your Company depends, in part, on its ability to recruit and retain outstanding individuals as employees and to furnish these employees maximum incentive to improve operations and increase profits. Your Board also believes it is important to align compensation of officers and salaried employees with the common interests of Share Owners.

In accordance with this belief, your Board, upon recommendation of the Compensation and Governance Committee (“Committee”) of the Board (comprised of independent outside directors), has unanimously adopted and recommends for Share Owner approval, the Kimball International, Inc. 2010 Profit Sharing Incentive Bonus Plan (the “Plan”). The profit sharing framework of this Plan has been in place since prior to the Company becoming publicly traded in 1976. The Plan includes profit determinations at three levels within the Company: (1) Worldwide for Company-wide performance (“Worldwide”); (2) at a Group level for certain combinations of Business Units (“Group”); and (3) at a Business Unit level for the performance of designated operations within the Company (“Business Unit”).

All executive officers and other eligible employees participate at the Worldwide, Group, or Business Unit level, or a combination thereof.

Share Owner approval of the Plan is now sought to qualify the awards under the Plan as “performance-based compensation” under Section 162(m) of the Internal Revenue Code. Section 162(m) disallows a deduction for certain compensation paid in excess of $1 million to the executive officers listed in the Summary Compensation Table in this proxy statement, but only if employed as of the end of the fiscal year (“Named Executive Officers”). Performance-based compensation, however, is fully deductible by the Company if the programs are approved by Share Owners and meet certain other requirements. To maintain the deductibility of payments under the Plan, the Board recommends that the Share Owners approve the Plan at the Annual Meeting of Share Owners.

Goal.  The goal of the Plan is to link an employee’s compensation with the long-term financial success of the Company. The intent is to encourage participants to think, act and be rewarded like owners, and to seek out and undertake initiatives that continuously improve the long-term performance of the Company.

Eligibility.  Executive officers and full-time salaried employees of the Company, except those covered under commission compensation programs, are eligible to participate in the Plan (“Participants”). Approximately 1,500 employees will be eligible to participate in the Plan.

Bonus Criteria.  The Plan measures profitability in terms of “economic profit”, generally equal to net income less the cost of capital. New capital expenditures are not included in computing the cost of capital for an appropriate period of time to encourage needed capital investments. The Committee must approve the profitability tiers (“Targets”) within the first 25% of the period of service to which the Targets relate, but not later than 90 days after the commencement of that period (“Relevant Time Period”). The Committee, within the Relevant Time Period, may make adjustments for non-operating income and loss and other profit-computation elements as it deems appropriate to provide optimal incentives for eligible employees. If other adjustments are necessary beyond the Relevant Time Period, the Named Executive Officers will not be eligible to receive any bonus resulting from such adjustments.

Bonus Amounts.  The Plan establishes potential bonus amounts as a range of percentages of the Participant’s salary, with the bonus percentage increasing with higher levels of profitability. The Plan also establishes different bonus percentage ranges across several Participant categories, setting higher bonus-percentage ranges for Participants who, by virtue of their responsibilities, are expected to have a greater effect on the Company’s profitability.

At the highest responsibility levels, Participants may earn bonuses of up to 100 percent of base salary. The Plan is designed so that Participants will achieve maximum bonuses only if the Company achieves economic profitability near the top quartile of leading public companies and/or its competitors.

A Participant’s total bonus under the Plan may not exceed $1 million for any fiscal year.

Awards under the Plan will be determined based on actual future performance. Therefore, the amounts that will be paid pursuant to the Plan in future years are not currently determinable. However, as described above, the profit sharing framework of the Plan has been in place for a number of years. The amounts payable pursuant to the previous version of the Plan relating to performance in the fiscal year ended June 30, 2010, for the following individuals and groups were as follows:

AMOUNT OF AWARD FOR FISCAL YEAR 2010

Name and Position

James C. Thyen	$64,867
President, Chief Executive Officer
Robert F. Schneider	$33,159
Executive Vice President, Chief Financial Officer
Donald D. Charron	$138,239
Executive Vice President, President-Kimball Electronics Group
John H. Kahle	$27,854
Executive Vice President, General Counsel, Secretary
Gary W. Schwartz	$22,353
Executive Vice President, Chief Information Officer
All Current Executive Officers	$464,079
Non-Executive Director Group	None
Non-Executive Officer Employee Group	$7,471,173

Administration.  For a particular fiscal year, the Committee must approve the Targets, profit-computation adjustments, and any other conditions at the Worldwide and Group profitability levels within the Relevant Time Period. Company management will determine the comparable features for each Business Unit profitability level.

At the end of each fiscal year, but before Plan bonuses may be paid, the Committee must certify in writing that Targets and other conditions have been satisfied. The Committee does not have the discretion to increase the amount of any bonus for the Named Executive Officers.

The Board may amend or terminate the Plan effective for future fiscal years. The Board will not, however, amend the Plan without Share Owner approval if such approval is required to comply with Section 162(m) of the Internal Revenue Code or other applicable law or to comply with applicable stock exchange requirements.

Bonus Payments.  If a Participant’s bonus for the fiscal year does not exceed $2,000, the bonus will be paid in a single sum during the following August. Bonuses exceeding that amount will be paid during the following fiscal year in five cash installments — 50% in the following August and 12.5% in each of the following September, January, April, and June.

If a Participant’s employment is terminated before a scheduled payment date, the former employee will not be entitled to receive that bonus payment or any subsequent bonus payment, unless the Participant’s termination was caused by retirement after attaining the country-specific retirement age (62 in the U.S.), death, or permanent disability, in which case, that Participant (or beneficiary, in the event of the participant’s death) will be entitled to receive all bonus payments for the previous fiscal year and a pro-rata share for the current fiscal year, all to be paid in full within 2 1/2 months after the end of the Company’s fiscal year.

The Board of Directors recommends a vote “FOR” approval of the Kimball International, Inc. 2010 Profit Sharing Incentive Bonus Plan.

By Order of the Board of Directors

  John H. Kahle, Secretary

September 8, 2010

APPENDIX A

APPROVAL PROCESS FOR SERVICES PERFORMED BY
THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Objective

To ensure the independent registered public accounting firm is independent in both fact and appearance with respect to the audit of the financial statements of Kimball International, Inc. (Company).

Process

The independent registered public accounting firm of Kimball International, Inc. reports to and is engaged by the Audit Committee of the Company. Prior to the engagement of the independent registered public accounting firm to render service, the service and fees are approved by the Audit Committee. The Audit Committee will not engage the independent registered public accounting firm for any non-audit service that is specifically prohibited by the SEC’s rules on auditor independence nor will approval be granted for any non-audit service that individually or in the aggregate, in the Audit Committee’s opinion, impairs the independence of the independent registered public accounting firm with respect to the audit of the financial statements of the Company. Pre-approval of services is obtained either (1) by explicit pre-approval of individual services from the Audit Committee or (2) by general pre-approval for certain tax compliance and related tax services.

The Audit Committee has delegated authority to the Audit Committee Chairperson to grant approval required by this policy for any service engagements that arise between Audit Committee meetings. During the next regularly scheduled Audit Committee meeting, or sooner as appropriate, the Audit Committee Chairperson updates the full committee of approved independent registered public accounting firm services for informational purposes.

The independent registered public accounting firm has reviewed the policy and believes that the policy will not adversely affect the firm’s independence.

KIMBALL INTERNATIONAL, INC.
ATTN: JIM KRODEL
1600 ROYAL STREET
JASPER, IN 47549
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The Board of Directors recommends a vote	For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
FOR the following: 1. Election of Directors	☐	☐	☐
Nominees

01	Harry W. Bowman	02	Douglas A. Habig	03	Geoffrey L. Stringer	04	James C. Thyen	05	Christine M. Vujovich
06	Thomas J. Tischhauser

The Board of Directors recommends a vote FOR proposals 2 and 3.	For	Against	Abstain

2 Ratify the appointment of Deloitte & Touche, LLP as the independent registered public accounting firm for fiscal year 2011.	☐	☐	☐

3 Approve the Kimball International, Inc. 2010 Profit Sharing Incentive Bonus Plan.	☐	☐	☐

NOTE: In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.
If the stock is registered in the name of more than one person, the Proxy should be signed by all named owners. If signing as attorney, executor, administrator, trustee, guardian, corporate official, etc., please give full title as such. THE UNDERSIGNED HEREBY REVOKES ANY PROXY HERETOFORE GIVEN.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

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KIMBALL INTERNATIONAL, INC.
PROXY
SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
I appoint James C. Thyen and Douglas A. Habig, or either of them, each with full power of substitution, as Proxies to vote all shares of CLASS A COMMON STOCK of Kimball International, Inc. standing in my name on its books at the close of business on August 16, 2010, at the annual meeting of its share owners to be held at the principal offices of the Company located at 1600 Royal Street, Jasper, Indiana, at 9:30 A.M., Eastern Daylight Time, on Tuesday, October 19, 2010, and at any adjournments thereof with respect to the matters on the reverse side.
THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED BY THE SHARE OWNER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED ON THE REVERSE SIDE FOR THE BOARD OF DIRECTORS AND FOR PROPOSALS 2 AND 3.
Continued and to be signed on reverse side

KIMBALL INTERNATIONAL, INC.
ATTN: JIM KRODEL
1600 ROYAL STREET
JASPER, IN 47549
VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.
Electronic Delivery of Future PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.
VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions.
VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.	DETACH AND RETURN THIS PORTION ONLY

The Board of Directors recommends a vote	For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
FOR the following: 1. Election of Directors	☐	☐	☐
Nominees

07	Jack R. Wentworth

NOTE: In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.
If the stock is registered in the name of more than one person, the Proxy should be signed by all named owners. If signing as attorney, executor, administrator, trustee, guardian, corporate official, etc., please give full title as such. THE UNDERSIGNED HEREBY REVOKES ANY PROXY HERETOFORE GIVEN.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice of Annual Meeting and Proxy Statement, Annual Report/10K is/are available at www.proxyvote.com.

KIMBALL INTERNATIONAL, INC.
PROXY
SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
I appoint James C. Thyen and Douglas A. Habig, or either of them, each with full power of substitution, as Proxies to vote all shares of CLASS B COMMON STOCK of Kimball International, Inc. standing in my name on its books at the close of business on August 16, 2010, at the annual meeting of its share owners to be held at the principal offices of the Company located at 1600 Royal Street, Jasper, Indiana, at 9:30 A.M., Eastern Daylight Time, on Tuesday, October 19, 2010, and at any adjournments thereof with respect to the matters on the reverse side.
THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED BY THE SHARE OWNER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEE LISTED ON THE REVERSE SIDE FOR THE BOARD OF DIRECTORS, EXCEPT FOR KIMBALL RETIREMENT PLAN PARTICIPANTS FOR WHOM, IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE TERMS OF THE PLAN.
Continued and to be signed on reverse side